Exhibit 10.3

                                CREDIT AGREEMENT

                                      among


                               MOVIE GALLERY, INC.
                                       and
                            THE LENDERS NAMED HEREIN,

                                       and

                                SOUTHTRUST BANK,
              as Agent, as Issuing Lender and as Swing Line Lender

                            Revolving Credit Facility


                            Dated as of June 27, 2001

                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----

ARTICLE I......................................................................1
    1.   DEFINITIONS...........................................................1
         1.1      Defined Terms................................................1
         1.2      Accounting Terms............................................26
         1.3      Construction of Terms.......................................26
         1.4      Computation of Time Periods.................................27
         1.5      Computation of Applicable Margin and Financial Covenant.....27

ARTICLE II....................................................................27
    2.   THE REVOLVING LOAN...................................................27
         2.1      General Terms...............................................27
         2.2      Disbursement of the Revolving Loan..........................28
         2.3      The Revolving Notes.........................................28
         2.4      Interest Rate...............................................28
         2.5      Payments of Principal and Interest..........................29
         2.6      Use of Proceeds of Revolving Loan...........................29

ARTICLE III...................................................................29
    3.   THE SWING LINE LOAN..................................................29
         3.1      General Terms...............................................29
         3.2      Disbursement of the Swing Line Loan.........................30
         3.3      The Swing Line Note.........................................30
         3.4      Interest Rate...............................................31
         3.5      Payments of Principal and Interest..........................31
         3.6      Use of Proceeds of Swing Line Loan..........................31

ARTICLE IV....................................................................31
    4.   LETTERS OF CREDIT....................................................31
         4.1   General Terms..................................................31
         4.2   Issuance of a Letter of Credit.................................31
         4.3   Reimbursement and Other Payments...............................31
         4.4   Upon an Event of Default.......................................32
         4.5   No Liability of the Issuing Lender.............................33
         4.6   Indemnification................................................33
         4.7   Pro Rata Participation, Drawing and Reimbursemen...............33
         4.8   Failure to Purchase Pro Rata Share of Letter
               of Credit Advances.............................................34
         4.9   Letter of Credit Reports.......................................34

ARTICLE V.....................................................................35
    5.   PAYMENTS, ADDITIONAL COSTS, ETC....................... ..............35

         5.1      Payment to Agent............................................35
         5.2      Late Payments...............................................35
         5.3      Voluntary and Mandatory Prepayments.........................35
         5.4      Default Rate................................................36
         5.5      No Setoff or Deduction......................................36
         5.6      Payment on Non-Business Day; Payment Computations...........37
         5.7      LIBOR Rate Borrowing Indemnification........................37
         5.8      360-Day Year................................................37
         5.9      No Requirement to Actually Obtain Funds.....................37
         5.10     Usury Limitation............................................37
         5.11     Increased Costs; Change in Circumstances; Illegality; etc...38
         5.12     Taxes.......................................................40

ARTICLE VI....................................................................41
    6.   CONDITIONS OF BORROWING..............................................41
         6.1      Documents Required for the Closing..........................41
         6.2      Certain Events Required for Closing and for all Advances....43
         6.3      Legal Matters...............................................44
         6.4      Election to Make Advances Prior to
                  Satisfaction of Conditions Precedent........................44

 ARTICLE VII..................................................................44
    7.   REPRESENTATIONS AND WARRANTIES.......................................44
         7.1      Corporate Organization and Power............................44
         7.2      Authorization; Enforceability...............................44
         7.3      No Violation................................................44
         7.4      Governmental Authorization; Permits.........................45
         7.5      Litigation..................................................45
         7.6      Taxes.......................................................45
         7.7      Subsidiaries................................................46
         7.8      Full Disclosure.............................................46
         7.9      Margin Regulations..........................................46
         7.10     No Material Adverse Change..................................46
         7.11     Financial Matters...........................................46
         7.12     Ownership of Properties.....................................47
         7.13     ERISA.......................................................47
         7.14     Environmental Matters.......................................47
         7.15     Compliance with Laws........................................48
         7.16     Regulated Industries........................................48
         7.17     Insurance...................................................48
         7.18     Material Contracts..........................................49
         7.19     Security Documents..........................................49
         7.20     Continuing Effectiveness....................................49

ARTICLE VIII..................................................................49
    8.   AFFIRMATIVE COVENANTS................................................49
         8.1      Financial Statements........................................49
         8.2      Other Business and Financial Information....................50
         8.3      Corporate Existence; Franchises; Maintenance of Properties..52
         8.4      Compliance with Laws........................................52
         8.5      Payment of Obligations......................................52
         8.6      Insurance...................................................53
         8.7      Maintenance of Books and Records; Inspection................53
         8.8      Interest Rate Protection....................................53
         8.9      Permitted Acquisitions......................................53
         8.10     Creation or Acquisition of Subsidiaries.....................54
         8.11     Further Assurances..........................................56

ARTICLE IX....................................................................56
    9.   FINANCIAL COVENANTS..................................................56
         9.1      Leverage Ratio..............................................56
         9.2      Interest Coverage Ratio.....................................56
         9.3      Fixed Charge Coverage.......................................56
         9.4      Net Worth...................................................57

ARTICLE X.....................................................................57
    10.  NEGATIVE COVENANTS...................................................57
         10.1     Merger; Consolidation.  ....................................57
         10.2     Indebtedness................................................57
         10.3     Liens.......................................................58
         10.4     Disposition of Assets.......................................59
         10.5     Investments.................................................59
         10.6     Restricted Payments.........................................60
         10.7     Transactions with Affiliates................................61
         10.8     Lines of Business...........................................61
         10.9     Limitation on Certain Restrictions..........................61
         10.10    Fiscal Periods..............................................62
         10.11    Accounting Changes..........................................62

ARTICLE XI....................................................................62
    11.  EVENTS OF DEFAULT....................................................62
         11.1     Events of Default...........................................62
         11.2     Remedies: Termination of Commitments, Acceleration, Etc.....65
         11.3     Remedies: Set-Off...........................................65

ARTICLE XII...................................................................66
    12.  THE AGENT............................................................66
         12.1     Appointment.................................................66
         12.2     Nature of Duties............................................66

         12.3     Exculpatory Provisions......................................66
         12.4     Reliance by Agent...........................................67
         12.5     Non-Reliance on Agent and Other Lenders.....................67
         12.6     Notice of Default...........................................68
         12.7     Indemnification.............................................68
         12.8     The Agent in its Individual Capacity........................68
         12.9     Successor Agent.............................................69
         12.10    Collateral Matters..........................................69

ARTICLE XIII..................................................................70
    13.  MISCELLANEOUS........................................................70
         13.1     Fees and Expenses...........................................70
         13.2     Indemnification.............................................70
         13.3     Governing Law; Consent to Jurisdictions.....................71
         13.4     Arbitration; Preservation and Limitation of Remedies........72
         13.5     Notices.....................................................73
         13.6     Amendments, Waivers, etc....................................74
         13.7     Assignments, Participations.................................74
         13.8     No Waiver...................................................77
         13.9     Successors and Assigns......................................77
         13.10    Survival....................................................77
         13.11    Severability................................................77
         13.12    Construction................................................78
         13.13    Confidentiality.............................................78
         13.14    Counterparts................................................78
         13.15    Entire Agreement............................................78

EXHIBIT A       ASSIGNMENT AND ACCEPTANCE

EXHIBIT B       COMPLIANCE CERTIFICATE

EXHIBIT C       LENDERS' COMMITMENTS

SCHEDULE 7.6    TAX AUDITS AND EXAMINATIONS

SCHEDULE 7.7    BORROWER'S SUBSIDIARIES AND OWNERSHIP

SCHEDULE 7.14   ENVIRONMENTAL MATTERS

SCHEDULE 7.17   INSURANCE POLICIES

SCHEDULE 10.2   PERMITTED INDEBTEDNESS

SCHEDULE 10.3   PERMITTED LIENS

SCHEDULE 10.5   PERMITTED INVESTMENTS

SCHEDULE 10.7   PERMITTED TRANSACTIONS WITH AFFILIATES

SCHEDULE 10.10  FISCAL PERIODS

                                CREDIT AGREEMENT
                                ----------------

     THIS CREDIT AGREEMENT (this "Agreement"), dated as of the 27th day of June, 2001, is made among MOVIE GALLERY, INC., a Delaware corporation (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (collectively, the "Lenders"), and SOUTHTRUST BANK, an Alabama banking corporation ("SouthTrust"), as agent for the Lenders (in such capacity, the "Agent"), as issuer of the Letters of Credit (in such capacity, the "Issuing Lender"), and as maker of the Swing Line Loan (in such capacity, the "Swing Line Lender").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Borrower has requested that Lenders make available to Borrower a revolving credit facility in the initial aggregate principal amount of $65,000,000. Borrower will use the proceeds of this facility to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, to finance certain acquisitions and treasury stock repurchases, and for working capital and general corporate purposes, all as more fully described herein; and

     WHEREAS, Lenders are willing to make available to Borrower the revolving credit facility described above subject to and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                   ARTICLE I.

1.   DEFINITIONS.

     1.1 Defined Terms. For purposes of this Agreement, in addition to the terms
         -------------
defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

          "Account Designation Letter" means a letter from Borrower to Agent duly completed and signed by an Authorized Officer of Borrower and in form and substance satisfactory to the Agent, listing any one or more accounts at SouthTrust to which Borrower may from time to time request the Agent to deposit the proceeds of any Advances made hereunder.

          "Acquisition" means any acquisition (whether in a single transaction or series of related transactions) of (i) any going business, or all or substantially all of the assets of any Person, whether through purchase, merger or otherwise; or (ii) Equity Interests of any Person of at least a majority of the Voting Power of such Person.

          "Acquisition  Amount" means, with respect to any Acquisition,  the sum
(without duplication) of (i) the amount of cash paid by Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Equity Interests of Borrower and its Subsidiaries issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of Borrower and its Subsidiaries or expensed, in either event in accordance with Generally Accepted Accounting Principles, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, (vi) the amount of all transaction fees and expenses (including without limitation legal, accounting and finders' fees and expenses) incurred by Borrower and its Subsidiaries in connection with such Acquisition, and (vii) the aggregate fair market value of all other consideration given by Borrower and its Subsidiaries in connection with such Acquisition.

          "Adjusted Base Rate" means an interest rate equal to the sum of (i) the Base Rate, plus (ii) the Applicable Margin.

          "Advance" means each loan of money or credit made or extended to or for the benefit of Borrower by Lenders pursuant to this Agreement, including the Revolving Loan Advances, the Swing Line Loan Advances, and Letter of Credit Advances.

          "Agent" means  SouthTrust,  in its capacity as Agent  appointed  under
Article X of this Agreement, and its successors and permitted assigns in such capacity.

          "Agent's Fee" means an annual fee payable to Agent in an amount as agreed to between Agent and Borrower pursuant to the Fee Letter, such annual fee to be paid in advance at the Closing and on or before July 1 of each year beginning calendar year 2002.

          "Agent's Lien" means any Lien granted to the Agent in the Collateral.

          "Affiliate" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" means (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

          "Agreement" means this Credit Agreement, as amended, modified or supplemented from time to time.

          "Amortization   Expense"  means  the   amortization   expense  for  an
applicable period (to the extent included in the computation of Net Income), according to Generally Accepted Accounting Principles.

          "Annualized Rolling Period" means the period from the date one year prior to the applicable date through the applicable date.

          "Applicable Margin" means a percentage based on the Leverage Ratio, as follows:

                                         Applicable Margin       Applicable Margin
         Leverage Ratio                Base Rate Borrowings    LIBOR Rate Borrowings
         --------------                --------------------    ---------------------

Greater than or equal to 2.5 to 1.0            1.25%                    3.0%

Greater than or equal to 2.0 to 1.0            1.0%                     2.75%
           but less than 2.5 to 1.0

Greater than or equal to 1.5 to 1.0            0.75%                    2.5%
           but less than 2.0 to 1.0

Greater than or equal to 1.0 to 1.0            0.5%                     2.25%
           but less than 1.5 to 1.0

Less than 1.0 to 1.0                           0.0%                     2.0%

          "Assets" means all property that should be classified as assets on a balance sheet according to Generally Accepted Accounting Principles.

          "Asset Disposition" means any sale, assignment, transfer or other disposition of any assets, business units or other properties (including any interests in property or securities), excluding (i) sales of inventory (including rental tapes) in the Ordinary Course of Business and (ii) the sale or exchange of used or obsolete equipment to the extent (x) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or (y) such equipment is no longer useful for the operations in the Ordinary Course of Business.

          "Assignee" means a Person who is assigned an interest in accordance with the provisions of Section 13.7(A) of this Agreement.

          "Assignment and Acceptance" means an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and Borrower, in substantially the form of Exhibit "A".

          "Authorized Officer" means, collectively, the president, chief executive officer, chief financial officer, and general counsel of Borrower, any vice president-finance or controller of Borrower or any Subsidiary of Borrower, and any other person designated by Borrower as an Authorized Officer under this Agreement.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn at such time under any Letter of Credit issued under this Agreement.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar Laws of any Jurisdiction for the relief of debtors, and "Bankruptcy" means the commencement of any case or other action for relief under Bankruptcy Law.

          "Base Rate" means the higher of (i) the per annum interest rate publicly announced from time to time by SouthTrust, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) 0.5% per annum plus the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

          "Base Rate Borrowing" means, at any time, any Borrowing that bears interest at such time at the Adjusted Base Rate.

          "Borrower" means Movie Gallery, Inc., a Delaware corporation.

          "Borrower Margin Stock" means Equity Interests of Borrower that are held by Borrower or any of its Subsidiaries and that constitute Margin Stock.

          "Borrower Parties" means Borrower, Guarantors, and any other Person that hereafter becomes a party to this Agreement and/or any other Credit Document, and which Person is responsible in whole or in part for any of the Obligations.

          "Borrower's   Closing  Affidavit"  means  an  affidavit  in  form  and
substance acceptable to Agent, and signed by a duly authorized representative of Borrower.

          "Borrowing" means a borrowing hereunder consisting of (i) with respect to Revolving Loan Advances, the aggregate amount of the several Revolving Loan Advances made on the same date by the Lenders to Borrower; and (ii) with respect to Swing Line Loan Advances, the Swing Line Loan Advance made at any time by the Swing Line Lender to Borrower.

          "Business Day" means any day of the year, other than Saturday or Sunday, on which dealings in United States Dollars are carried on in the London interbank market and banks open for business in Birmingham, Alabama are not required or authorized to close.

          "Capital Expenditures" means, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with Generally Accepted Accounting Principles, be included on the consolidated statement of cash flows of Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, (ii) made in connection with Permitted Acquisitions, or (iii) for the purchase of Rental Inventory (other than New Retail Store Rental Inventory).

          "Cash Collateral Account" means the special cash collateral account established pursuant to Section 4.4.

          "Cash Equivalents" means (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the Laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least "A-1" or the equivalent thereof by Standard & Poor's Ratings Services or at least "P-1" or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits (which shall not include demand deposit accounts) and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the Laws of the United States of America or any state thereof that has combined capital and surplus of at lest $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least "A" or the equivalent thereof by Standard & Poor's Ratings Services or at least "A2" or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause
(iii) above, and (v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "Casualty Event" means, with respect to any property (including any interest in property) of Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

          "Closing" means the time and place of actual execution and delivery of this Agreement, the Notes, and except as waived by Agent, the other documents, instruments, and things required by Section 6.1 hereof.

          "Closing Date" means the date of Closing.

          "Collateral" means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

          "Commitments" means the Revolving Loan Commitment, the Swing Line Loan Commitment, and the Letter of Credit Commitment.

          "Commitment Fee" means commitment fees payable to SouthTrust in an amount as set forth in the Fee Letter, and commitment fees payable to the Lenders other than SouthTrust in an amount as indicated by letter dated of even date herewith from SouthTrust to each Lender other than SouthTrust.

          "Compliance Certificate" means a fully completed and duly executed certificate (including the Covenant Compliance Worksheet attached thereto) in the form of Exhibit "B".

          "Consolidated   Basis"   means  the   consolidation   of  the  assets,
liabilities, income and losses, as applicable, of the applicable Persons, together with a separate statement of each of the foregoing for each Person whose assets, liabilities, income and losses are the subject of the consolidation.

          "Credit Documents" means this Agreement, the Notes, the Guaranty, the Security Documents, the Fee Letter, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby (but specifically excluding any Hedge Agreements), in each case as amended, modified, supplemented or restated from time to time.

          "Credit  Percentage"  means:

          (A) Until such time as all Revolving Loan Commitments shall have expired or terminated, with respect to each Lender, a percentage based on a fraction, the numerator of which shall be the amount of such Lender's Revolving Loan Commitments as set forth on Exhibit "C", and the denominator of which shall be the Revolving Loan Commitments of all Lenders at such time; and

          (B) At such time as all Revolving Loan Commitments shall have expired or terminated, such percentage shall be based on a fraction, the numerator of which shall be the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender at such time, plus (b) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, and the denominator of which shall be the sum of (a) the aggregate principal amount of all Advances outstanding at such time and owing to the Lenders at such time, and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time; provided, that in calculating such percentage and each Lender's Pro Rata Share, each Lender's Pro Rata Share of the aggregate Available Amount of Letters of Credit shall, at such time, be determined under subparagraph (A) above, and the aggregate principal amount of Swing Line Loan Advances owing to the Swing Line Lender and of Letter of Credit Advances owing to the Issuing Lender shall, at such time, be considered to be owed to the Lenders that purchase Swing Line Loan Advances and Letter of Credit

Advances from the Swing Line Lender and the Issuing Lender as and when required under the terms of this Agreement.

          "Debt Issuance" means the issuance or sale by Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

          "Default"  means the occurrence of an event or condition  described in
Section 11.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event as an Event of Default.

          "Default Costs" means all Indemnified Losses incurred by Lender Parties by reason of a Default.

          "Default Rate" means a variable per annum rate of interest equal to the lesser of (1) two percent (2%) in excess of the highest Interest Rate otherwise payable hereunder, or (2) the maximum rate allowed by applicable Laws.

          "Depreciation   Expense"  means  the   depreciation   expense  for  an
applicable period (to the extent included in the computation of Net Income), according to Generally Accepted Accounting Principles.

          "Dollars" or "$" means dollars of the United States of America.

          "Eligible Assignee" means (i) a commercial bank organized under the Laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the Laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the Laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the Ordinary Course of Business and having total assets in excess of $500,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Required Lenders, which approval shall not be unreasonably withheld.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the Ordinary Course of Business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation,
(i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

          "Environmental Laws" means any and all federal, state and local Laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended form time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act ("RCRA"), as amended (42 U.S.C. Sections 6901, et seq.), the Clean Water Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.).

          "Equity Interests" means any and all ownership or other equitable interests in the applicable Person, including any interest represented by any capital stock, membership interest, partnership interest, or similar interest, but specifically excluding any interest of any Person solely as a creditor of the applicable Person.

          "Equity Issuance" means (i) the issuance, sale or other disposition by Borrower or any of its Subsidiaries of its Equity Interests, any rights, warrants or options to purchase or acquire any Equity Interests, or any other security or instrument representing, convertible into or exchangeable for any Equity Interest in Borrower or any of its Subsidiaries, and (ii) the receipt by Borrower or any of its Subsidiaries of any capital contribution (whether or not evidenced by any security or instrument); provided, however, that the term "Equity Issuance" shall not include (x) any rights, warrants or options issued to directors, officers or employees of Borrower or any of its Subsidiaries pursuant to bona fide employee benefit plans established in the Ordinary Course of Business and any capital stock issued upon the exercise thereof, (y) any capital contribution to any Subsidiary, to the extent made directly or indirectly by Borrower, or (z) any Equity Interest issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "ERISA Affiliate" means any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (0) of the Internal Revenue Code or Section 4001 of ERISA.

          "ERISA Event" means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4202 of ERISA, or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which Borrower or any of its ERISA Affiliates may be directly or indirectly liable, or (ix) the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of a tax-exempt status of the trust of which such Plan is a part of Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

          "Event of Default" means the occurrence of an event or condition described in Section 11.1 hereof provided that there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event or condition as an Event of Default under Section 11.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the Ordinary Course of Business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments.

          "Fair Market Value" means, with respect to any Equity Interest of Borrower given in connection with an Acquisition, the value given to such Equity Interest for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

          "Federal Funds Rate" means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "Fee Letter" means the letter from SouthTrust to Borrower, dated June 27, 2001, relating to certain fees payable by Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

          "Fees" means the Agent's Fee, the Commitment Fee, the Syndication Fee, the Letter of Credit Facility Fee, the Letter of Credit Facing Fee, and the Unused Fee.

          "Financing Statements" means the UCC-1 financing statements (including any amendments and continuations) and UCC-3 financing statements required hereunder or under any other Security Document.

          "Fixed Charge Coverage" means the ratio of (i) Operating Cash Flow plus Lease Expense, to (ii) Interest Expense, plus Lease Expense, plus Income Tax Expense (but only to the extent paid), plus principal payments in respect of Funded Debt scheduled or otherwise required to have been made.

          "Funded Debt" means the difference between (a) all Indebtedness, other than Indebtedness that is accounts payable, accrued expenses or other current liabilities not incurred through the borrowing of money, and Indebtedness under Hedge Agreements, and (b) the amount by which the aggregate cash balances and Cash Equivalents of Borrower and its Subsidiaries exceed $1,500,000.

          "Generally Accepted Accounting Principles" means generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or, to the extent not so set forth in such statements, opinions and pronouncements, as generally followed by entities similar in size to Borrower and engaged in generally similar lines of business), consistently applied and maintained and in conformity with those used in the preparation of the Most Recent Financial Statements.

          "Governing Body" means the board of directors of a Person (or any Person or group of Persons exercising similar authority).

          "Governmental   Approvals"   means   all   authorizations,   consents,
approvals, licenses and exemptions of, registrations and filings with, and reports to, any Governmental Authority.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty" means that certain Guaranty dated of even date herewith from Guarantors in favor of Agent, and any other Guaranty at any time executed and delivered in connection with this Agreement, as the same may be amended or supplemented from time to time.

          "Guarantors" means M.G.A., MovieGallery.com, Movie Gallery Finance, and each other Person who becomes a Guarantor under this Agreement.

          "Guarantor's   Closing   Affidavits"  means  affidavits  in  form  and
substance acceptable to Agent, and signed by each Guarantor.

          "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substance, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

          "Hedge Agreement" means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

          "Immaterial Subsidiary" means any Subsidiary that (i) does not conduct an active trade or business, and (ii) either (a) has assets with a fair market value of less than $100,000 and gross revenues (for the most recently ended period of twelve consecutive fiscal months) of less than $100,000 or (b) has been organized by Borrower as an acquisition vehicle solely for the purpose of merging with another person in connection with a Permitted Acquisition.

          "Income Tax Expense" means the income tax expense for an applicable period (to the extent included in the computation of Net Income), according to Generally Accepted Accounting Principles.

          "Indebtedness" means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, and including, but without limitation or duplication: (A) all Liabilities; (B) all indebtedness under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on a balance sheet; and (C) all indebtedness secured by (or which the holder of such indebtedness has a right, contingent or otherwise, to be secured
by) any lien upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed.

          "Indemnified Lender Persons" means each and all of the Lender Parties and their respective directors, officers, employees, agents, attorneys and Affiliates.

          "Indemnified Losses" means all damages, dues, penalties, fines, costs, amounts paid in settlement, taxes, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

          "Interest Coverage Ratio" means the ratio of (i) Operating Cash Flow to (ii) Interest Expense.

          "Interest Expense" means the sum (without duplication) of (i) total interest expense in respect of Funded Debt (including, without limitation, all interest expense accrued or capitalized, whether or not actually paid), (ii) all net amounts paid or accrued under or in respect of Hedge Agreements, and (iii) all commitment fees and other ongoing fees in respect of Funded Debt (including the Unused Fee and the fees paid to the Agent) amortized or paid or accrued.

          "Interest   Rate"  means  the  actual   interest  rate  at  which  the
outstanding principal amount of a Note bears interest from time to time during the term of such Note.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          "Issuing Lender" means SouthTrust in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

          "Jurisdiction"   means  each  and  every   nation  or  any   political
subdivision thereof.

          "Laws" means each and all laws, treaties, ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority, or any court or similar entity established by any thereof, whether now in effect or hereafter enacted.

          "Lease Expense" means the aggregate (without duplication) of total lease and rental expense (including, without limitation, all lease and rental expense accrued or capitalized, whether or not paid, including capital lease obligations), but excluding amounts paid in respect of taxes, utilities, insurance, common area maintenance, and other like charges associated with the lease and rental of property.

          "Lender" means each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 13.7, and their respective successors and assigns.

          "Lender Parties" means, collectively, Lenders and Agent.

          "Lending Office" means, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to Borrower and the Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different types of Loans, and, with respect to LIBOR Rate Borrowings, such office may be a domestic or foreign branch or Affiliate of such Lender.

          "Letter of Credit" means any Letter of Credit that is issued under this Agreement.

          "Letter of Credit Advances" means all amounts owing to the Issuing Lender under any Letter of Credit Agreement, including, without limitation, all drafts paid by the Issuing Lender under any Letter of Credit and with respect to which the Issuing Lender has not been reimbursed, and all amounts owing to Revolving Loan Lenders who purchase their Pro Rata Share of Letter of Credit Advances in accordance with Section 4.7.

          "Letter of Credit Agreement" means this Agreement and any other agreement providing for the issuance of the Letters of Credit as contemplated hereunder, together with any and all extensions, revisions, modifications or amendments at any time made thereto.

          "Letter of Credit Commitment" means the commitment of the Issuing Lender, subject to the terms of this Agreement, to issue for the account of Borrower Letters of Credit up to the lesser of (i) Five Million and 00/100 Dollars ($5,000,000.00), or (ii) the Unused Revolving Loan Commitment.

          "Letter of Credit Facility Fee" means the fee payable by Borrower to the Agent, for the account of the Lenders (based on each Lender's Pro Rata Share), on each Quarter-End as determined by Agent as of such Quarter-End, in an amount equal to the product of the daily average of the Available Amount of the Letters of Credit for the applicable quarter, multiplied by the Applicable Margin for LIBOR Rate Borrowings.

          "Letter of Credit Facing Fee" means the fee payable by Borrower to Issuing Lender for its own account, on each Quarter-End as determined by Agent as of such Quarter-End, in an amount equal to the product of the daily average of the Available Amount of the Letters of Credit for the applicable quarter, multiplied by 0.125%.

          "Leverage Ratio" means the ratio of (i) Funded Debt to (ii) Operating Cash Flow.

          "Liabilities" means all Indebtedness that should be classified as liabilities on a balance sheet according to Generally Accepted Accounting Principles.

          "LIBOR Rate Borrowing" means any Borrowing bearing interest at the 30-Day Adjusted LIBOR Rate, the 60-Day Adjusted LIBOR Rate, or the 90-Day Adjusted LIBOR Rate.

          "LIBOR Rate Interest Period" means any 30-Day LIBOR Rate Interest Period, 60-Day LIBOR Rate Interest Period, or 90-Day LIBOR Rate Interest Period.

          "LIBOR Rate Notice" means any 30-Day LIBOR Rate Notice, 60-Day LIBOR Rate Notice, or 90-Day LIBOR Rate Notice.

          "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

          "Loans" means the Revolving Loan and the Swing Line Loan.

          "M.G.A." means M.G.A., Inc., a Delaware corporation and a Wholly Owned Subsidiary of Borrower.

          "Margin Stock" shall have the meaning given to such term in Regulation G, T, U or X.

          "Material Adverse Change" means the occurrence of an event or the existence of a condition giving rise to a Material Adverse Effect.

          "Material Adverse Effect" means a material adverse effect upon (i) the condition (financial or otherwise), operations, business, or properties of the Borrower Parties, taken as a whole, (ii) the ability of any Borrower Party to perform its obligations under this Agreement or any of the other Credit Documents, or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Agent and the Lenders hereunder and thereunder.

          "Material Contract" means any contract or agreement to which any Borrower Party is a party, by which any of them or their respective properties is bound or to which any of them is subject and that is required to be filed as an exhibit to Borrower's registration statements or periodic reports (including on Forms 10-Q and 10-K ) submitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations from time to time promulgated thereunder, or under the Exchange Act.

          "Material Subsidiary" means any Subsidiary other than an Immaterial Subsidiary.

          "Most Recent Financial Statements" means the audited consolidated balance sheets of Borrower and its Subsidiaries as of December 31, 2000 and related statements of operations, stockholders' equity and cash flows, and the unaudited consolidated balance sheets of Borrower and its Subsidiaries as of April 1, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the three-month period then ended.

          "MovieGallery.com"   means   MovieGallery.com,    Inc.,   a   Delaware
corporation and a Wholly Owned Subsidiary of Borrower.


          "Movie Gallery Finance" means Movie Gallery Finance, Inc., a Delaware corporation and a Wholly Owned Subsidiary of


          "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

          "Net Cash Proceeds" means (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by Borrower and its Subsidiaries less reasonable fees and expenses incurred by Borrower and its Subsidiaries in connection therewith, (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by Borrower and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by Borrower and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by Borrower to be payable by Borrower and its Subsidiaries as a result of such Casualty Event, and (iii) in the case of any Asset Disposition, the aggregate cash payments received by Borrower and its Subsidiaries in connection therewith, less (x) reasonable fees and expenses
incurred  by  Borrower  and  its  Subsidiaries  in  connection  therewith,   (y)
Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by Borrower to be payable by Borrower and its Subsidiaries as a result of such Asset Disposition.

          "Net Worth" means the excess of total Assets over total Liabilities, plus Subordinated Indebtedness to the extent included in Liabilities.

          "New Retail Store Rental Inventory" means Rental Inventory which is purchased for use in a new retail store of Borrower or its Subsidiaries.

          "Notes" means the Revolving Notes and the Swing Line Note.

          "Notice of Borrowing" means a notice from Borrower in form and substance satisfactory to Agent (and, in the case of a Swing Line Loan Advance, in form and substance satisfactory to Swing Line Lender), to be made by telephone and confirmed in writing, specifying therein the information as may be reasonably required by Agent (and, in the case of a Swing Line Loan Advance, as may be reasonably required by Swing Line Lender) with respect to any Borrowing under this Agreement.

          "Notice of Funding" means a notice from Agent to Lenders to be made by telephone and confirmed in writing, specifying therein the information as may be reasonably required by Lenders with respect to any funding of any amounts under this Agreement.

          "Notice of Issuance" means a notice from Borrower to Agent and Issuing Lender to be made by telephone and confirmed in writing, specifying therein the information as may be reasonably required by Agent and Issuing Lender with respect to the issuance of any Letter of Credit under this Agreement.

          "Obligations" means the obligations (including obligations of performance) and liabilities of any Borrower Party to any Lender Party of every kind and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, or acquired by a Lender Party from any source, joint or several, liquidated or unliquidated, whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, indemnitor, account party with respect to a Letter of Credit, a Hedge Agreement, or otherwise, and arising under, pursuant to, and/or in connection with this Agreement, any Note, and any of the other Credit Documents, and any and all extensions and renewals of any of the same, including but not limited to the obligation:

          (A) To pay the  principal of and  interest on the Notes in  accordance
with  the  terms  hereof  and  thereof,   including  any  and  all   extensions,
modifications, and renewals thereof and substitutions therefor;

          (B) To pay the Reimbursement Obligation and Letter of Credit Advances in accordance with the terms hereof;

          (C) To pay or reimburse the Lender Parties all amounts advanced by the Lender Parties hereunder, under any of the Credit Documents or otherwise in accordance with the terms hereof; and

          (D) To pay or reimburse the Lender Parties for all of the Lender Parties' Default Costs and other Indemnified Losses in accordance with the terms hereof.

          "Operating Cash Flow" means the aggregate of (i) Net Income plus (ii) the sum of Interest Expense, Income Tax Expense, Depreciation Expense,
Amortization Expense, and extraordinary losses and other non-cash expenses or charges reducing income, all to the extent taken into account in the calculation of Net Income, less (iii) Extraordinary Receipts, less (iv) extraordinary gains and other non-cash credits increasing income, less (v) all amounts paid to purchase Rental Inventory (other than New Retail Store Rental Inventory), all to the extent taken into account in the calculation of Net Income; provided, however, that there shall be (x) excluded therefrom the results of operations of any Person sold or otherwise disposed of at any time after the first day of the applicable Trailing Reference Period, and (y) with the consent of Agent and subject to such conditions as may be imposed by Agent, included for the applicable Pro-Forma Reference Period, on a pro-forma basis, the results of operations of any Person acquired in a Permitted Acquisition.

          "Ordinary Course of Business" means an action taken by a Person only if:

          (A) Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (B) Such action is not required to be authorized by the Governing Body of such Person; and

          (C) Such action is similar in nature and magnitude to actions customarily taken, without any authorization by any Governing Body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same or similar line of business as such Person.

          "Organizational Documents" means (i) the articles of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the articles of organization and the operating agreement of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (vi) any amendment to any of the foregoing.

          "Participant" means a Person purchasing a participation interest in accordance with the provisions of Section 13.7(D) of this Agreement.

          "Payment Due Date" means, except as otherwise expressly provided to the contrary, (A) with respect to any payment of interest on any LIBOR Rate Borrowing, the first Business Day following the expiration of any applicable LIBOR Rate Interest Period; and (B) with respect to any payment of interest on any Base Rate Borrowing, the first Business Day following each Quarter-End.

          "Payment Obligation" means any Obligation to any Lender Party which may be satisfied with the payment of money.

          "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation  and  any
successor thereto.

          "Permitted Acquisition" means any Acquisition if (i) the business acquired is a Permitted Line of Business; (ii) any securities given as consideration therewith are securities of Borrower; (iii) immediately after the Acquisition, the business so acquired (and the assets constituting such business) shall be owned and operated by Borrower or a wholly-owned Subsidiary of Borrower (provided that, with respect to the Video Update Acquisition,

Borrower shall be allowed a period of up to 30 days (or such longer period of time of up to 90 days if approved by Agent) for the business so acquired to be wholly-owned by Borrower or a wholly-owned Subsidiary of Borrower, provided that immediately after the Acquisition, Borrower shall own or control at least 90% of the Voting Power of the entity owing the assets the subject of the Video Update Acquisition); (iv) no Default shall have occurred and be continuing at the time of the consummation of such Acquisition or would exist immediately after such Acquisition; (v) other than the Video Update Acquisition, the Acquisition Amount paid or payable in connection therewith, together with the consideration paid for all other Acquisitions during the applicable Trailing Reference Period, shall not exceed $35,000,000 (excluding therefrom the Video Update Acquisition); and (vi) other than the Video Update Acquisition, to the extent paid or payable in cash, the Acquisition Amount paid with respect thereto, together with the consideration paid for all other Acquisitions during the applicable Trailing Reference Period, shall not exceed $15,000,000 (excluding therefrom the Video Update Acquisition).

          "Permitted Liens" means:

               (1) Liens created under the Security Documents;

               (2)  Liens in  existence  on the  Closing  Date and set  forth on
Schedule 10.3;

               (3) Liens imposed by Law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the Ordinary Course of Business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

               (4) Liens (other than any Lien imposed by ERISA), the creation or incurrence of which would not result in an Event of Default under Section 11.1(J), and incurred in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the Ordinary Course of Business;

               (5) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles;

               (6) Purchase money Liens upon property used by Borrower or any of its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof (including in connection with capital leases), provided that the aggregate principal amount at any time outstanding of all Indebtedness secured by such Liens, when taken together with all other Indebtedness of Borrower and its Subsidiaries incurred subject to the limitation set forth in Section 10.2(7), does not exceed the dollar amount set forth in such clause, and provided further that any such Lien
(i) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property, or (z) the cost thereof to Borrower or such Subsidiary, and (iii) shall not encumber any other property of Borrower or any of its Subsidiaries;

               (7) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of Borrower and its Subsidiaries (including Borrower Margin Stock);

               (8) With respect to any real property occupied by Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

               (9) Liens in favor of the trustee or agent under any agreement or indenture relating to Subordinated Indebtedness of Borrower permitted under this Agreement, covering sums required to be deposited with such trustee or agent thereunder.

          "Permitted Line of Business" means the business of movie and game rental and sales, and the rental or sale of products and services reasonably ancillary thereto, including, without limitation, rental by patrons of the use of tanning beds and ancillary equipment.

          "Person" means any individual, corporation, limited liability company,
partnership,    association,    joint-stock   company,   trust,   unincorporated
organization, joint venture, court or Governmental Authority.

          "Place for Payment" means a place for payment as from time to time designated by Agent, which place for payment currently is at the address of Agent as hereinafter provided for with respect to notices.

          "Plan" means any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Borrower or any ERISA Affiliate may have any liability.

          "Pledge Agreement" means that certain Pledge Agreement of even date herewith, made by Borrower in favor of the Agent, as amended, modified or supplemented from time to time.

          "Pro-Forma Reference Period" means a period of one fiscal year comprised of four quarters, the first quarter being the quarter during which the applicable event occurs or with respect to which a calculation is to be made, and the next three quarters being the three quarters immediately following such last quarter.

          "Prohibited  Transaction"  means  any  transaction  described  in  (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

          "Pro Rata" or "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times such Lender's Credit Percentage.

          "Quarter-End" means the last day of each fiscal quarter of Borrower.

          "Register"  means the  register  maintained  by the Agent  pursuant to
Section 13.7(B).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation "G", Regulation "T", Regulation "U", and Regulation "X"" means Regulation G, Regulation T, Regulation U, and Regulation X, respectively, of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "Reimbursement Obligation" means the obligation of Borrower to pay the amounts required under Section 4.3.

          "Rental Inventory" means video tapes or cassettes, digital video discs, games and game cartridges, CD ROMs, and any other format or media which is rental inventory of Borrower or its Subsidiaries and is capitalized by Borrower or its Subsidiaries as rental inventory.

          "Reportable Event" means (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such  "reportable  event"  subject to advance  notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

          "Required   Lenders"   means  at  any  time  Lenders   holding  Credit
Percentages of at least fifty percent (50%).

          "Requirement of Law" means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, Law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

          "Reserve Requirement" with respect to a LIBOR Rate Interest Period means the weighted average during the LIBOR Rate Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the LIBOR Rate Interest Period) which is imposed under Regulation D.

          "Responsible  Officer"  means,  collectively,   the  president,  chief
executive officer, chief financial officer, and general counsel of Borrower.

          "Revolving Loan" means the loan which Lenders have agreed to advance to Borrower in accordance with the terms of Article II of this Agreement.

          "Revolving Loan Advancement Termination Date" means the earlier of (i) the Revolving Loan Maturity Date, or (ii) the date of the occurrence of an Event of Default.

          "Revolving Loan Advances" means Advances of the Revolving Loan.

          "Revolving Loan Amount" means (i) until July 7, 2002, Sixty-Five Million and No/100 Dollars ($65,000,000.00), (ii) thereafter, until July 6, 2003, Fifty-Five Million and No/100 Dollars ($55,000,000.00); and (iii) thereafter, Forty-Five Million and No/100 Dollars ($45,000,000.00); provided, however, that upon five (5) Business Days' prior written notice to Agent, Borrower may reduce the amount of the Revolving Loan Amount at any time in an aggregate amount of not less than $5,000,000 (or if greater in integral multiples of $1,000,000 in excess thereof) and the Revolving Loan Amount shall be automatically and permanently reduced by prepayments required under Sections 5.3(B), (C) and (D).

          "Revolving   Loan   Borrowing"   means  a  Borrowing   consisting   of
simultaneous Revolving Loan Advances made by the Lenders.

          "Revolving Loan Commitment" means (A) with reference to the Lenders in the aggregate, the commitment of the Lenders, subject to the terms of this Agreement, to lend Borrower up to the Revolving Loan Amount less the total Available Amount of all Letters of Credit; and (B) with reference to each Lender separately, the commitment of such Lender, subject to the terms of this Agreement, to lend Borrower such Lender's Pro Rata Share of the Revolving Loan Commitment.

          "Revolving Loan Lenders" means the banks and financial institutions listed on the signature pages hereof or that become parties hereto as Revolving Loan Lenders after the date hereof, and their respective successors and assigns.

          "Revolving Loan Maturity Date" means July 4, 2004, or if earlier, the occurrence of an Event of Default.

          "Revolving Notes" means those certain Revolving Notes from Borrower to the Revolving Loan Lenders, dated of even date herewith, in the aggregate principal amount of $65,000,000, and includes any amendment to or modification of any such note and any promissory note given in extension or renewal of, or in substitution for, such note.

          "Security Documents" means the Pledge Agreement and all other pledge or security agreements or instruments executed and delivered by Borrower or any of its Subsidiaries pursuant to Section 8.10 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SouthTrust" means SouthTrust Bank, an Alabama banking corporation.

          "Stated Amount" means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

          "Subordinated Indebtedness" means Indebtedness of Borrower that is expressly subordinated and made junior in right and time of payment to the obligations of Borrower with respect to the Loans, and that is evidenced by one or more written agreements having terms, conditions and provisions (including, without limitation, provisions relating to the principal amount, maturity, covenants, defaults, interest, subordination, and repayment) satisfactory in form and substance to Agent (and approved by all the Lenders) in its sole discretion, which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature no earlier than the second anniversary of the Revolving Loan Maturity Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Revolving Loan Maturity Date, and (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained in the Credit Documents.

          "Subsidiary" means, with respect to any Person, any Person of which more than fifty percent (50%) of the outstanding Voting Power is at the time, directly or indirectly, owned or controlled by such Person.

          "Swing Line Lender" means SouthTrust in its capacity as the Swing Line Lender and its successors in such capacity.

          "Swing Line Loan" means the aggregate unpaid principal balance from time to time of all Advances made under Article III of this Agreement.

          "Swing Line Loan Advances" means the Advances made by the Swing Line Lender pursuant to Article III hereof.

          "Swing Line Loan Borrowing" a Borrowing consisting of a Swing Line Loan Advance made by the Swing Line Lender.

          "Swing Line Loan Commitment" means the commitment of the Swing Line Lender, subject to the terms of this Agreement until the Revolving Loan Advancement Termination Date, to lend Borrower in principal amount outstanding from time to time up to the lesser of (i) Five Million and No/100 Dollars ($5,000,000.00), or (ii) the aggregate of the Unused Revolving Commitments of the Lenders.

          "Swing Line Loan Maturity Date" means the earlier of (a) the date five
(5) Business Days prior to the Revolving Loan Maturity Date, (b) the occurrence of an Event of Default, or (c) the date of demand for payment of the Swing Line Loan by the Swing Line Lender.

          "Swing Line Note" means that certain Swing Line Note from Borrower to the Swing Line Lender dated of even date herewith in the principal amount of $5,000,000.00, and includes any amendment to or modification of such note and any promissory note given in extension or renewal of, or in substitution for, such note.

          "Syndication Fee" means a fee payable to Agent in an amount as agreed to between Agent and Borrower pursuant to the Fee Letter, such fee to be paid in advance on or before the Closing Date.

          "Third Party" means a Person not a party to this Agreement.

          "Trailing Reference Period" means a period of one fiscal year comprised of four quarters, the last quarter being the quarter during which the applicable event occurs or with respect to which a calculation is to be made, and the first three quarters being the three quarters immediately preceding such last quarter.

          "Unfunded Pension Liability" means, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

          "Unsecured Indebtedness" means Indebtedness not secured by any Lien.

          "Unused Fee" means the fee payable by Borrower to the Agent for the account of each Lender on each Quarter-End, as determined by Agent as of such Quarter-End in an amount equal to the product of (A) the daily average of such Lender's Unused Revolving Loan Commitment outstanding on each day during such quarter, multiplied by (B) a percentage based on the Leverage Ratio as follows:

         Leverage Ratio                                   Unused Fee
         --------------                                   ----------

         Equal to or greater than 2.0 to 1.0                0.5%

         Less than 2.0 to 1.0                               0.375%

          "Unused Revolving Loan Commitment" means, with respect to (i) any Lender at any time, (a) such Lender's Revolving Loan Commitment at such time minus (b) the sum of (x) the aggregate principal amount of all Revolving Loan Advances and Letter of Credit Advances made by such Lender and outstanding at such time, plus (y) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time; and (ii) the Lenders at any time (in the aggregate), (a) the Lenders' Revolving Loan Commitments at such time minus (b) the sum of (x) the aggregate principal amount of all Revolving Loan Advances and Letter of Credit Advances made by the Lenders and outstanding at such time, plus (y) the aggregate Available Amount of all Letters of Credit outstanding at such time.

          "Video Update Acquisition" means the Acquisition of Video Update, Inc. contemplated to be made by Borrower pursuant to a Plan of Reorganization to be filed in connection with Chapter 11 Bankruptcy proceedings of Video Update, Inc., and the transactions relating thereto, including the purchase by Borrower and Movie Gallery No. 1, LLC of senior secured bank debt of Video Update, Inc. and the extension of credit under the Debtor In Possession Financing Agreement between Borrower and Video Update, Inc., as debtor in possession.

          "Voting  Power" means,  with respect to any Person,  the right to vote
for  the  election  of  the  Governing   Body  of  such  Person  under  ordinary
circumstances.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, that 100% of the outstanding Equity Interests of such Subsidiary is owned, directly or indirectly, by such Person.

          "30-Day Adjusted LIBOR Rate" means an interest rate equal to the sum of (i) the applicable 30-Day LIBOR Rate, plus (ii) the Applicable Margin.

          "30-Day LIBOR Rate" means, as applicable to each respective 30-Day LIBOR Rate Interest Period, a per annum rate of interest equal to the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 100th of 1%) by dividing (A) the London Interbank Offered Rate ("LIBOR") for a period of thirty (30) days as determined by Agent from Telerate (or such other source as Agent may select if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 30-Day LIBOR Rate Interest Period (expressed as a decimal).

          "30-Day LIBOR Rate Interest Period" means a period of one month from the first day of the applicable 30-Day LIBOR Rate Interest Period to the date one month thereafter, and with respect to which a 30-Day LIBOR Rate Notice has been given.

          "30-Day LIBOR Rate Notice" means a written notice given to Agent by an Authorized Officer providing for Borrower's election for the outstanding principal balance of the Note to bear interest at the applicable 30-Day Adjusted LIBOR Rate for a 30-Day LIBOR Rate Interest Period, such notice to be given no later than 11:00 a.m. (Birmingham, Alabama time) three (3) Business Days prior to and specifying the date of the commencement of the applicable 30-Day LIBOR Rate Interest Period; provided, however, that, except as may be waived by Agent in Agent's discretion, in no event may any 30-Day LIBOR Rate Interest Period begin until the expiration of any current LIBOR Rate Interest Period and in no event may a 30-Day Adjusted LIBOR Rate be elected at any time when the corresponding 30-Day LIBOR Rate Interest Period would extend beyond the Revolving Loan Maturity Date, and if any such 30-Day LIBOR Rate Notice is not timely received or is otherwise not properly made, such 30-Day LIBOR Rate Notice, at Agent's election, shall not be effective.

          "60-Day Adjusted LIBOR Rate" means an interest rate equal to the sum of (i) the applicable 60-Day LIBOR Rate, plus (ii) the Applicable Margin.

          "60-Day LIBOR Rate" means, as applicable to each respective 60-Day LIBOR Rate Interest Period, a per annum rate of interest equal to the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 100th of 1%) by dividing (A) the London Interbank Offered Rate ("LIBOR") for a period of sixty (60) days as determined by Agent from Telerate (or such other source as Agent may select if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 60-Day LIBOR Rate Interest Period (expressed as a decimal).

          "60-Day LIBOR Rate Interest Period" means a period of two months from the first day of the applicable 60-Day LIBOR Rate Interest Period to the date two months thereafter, and with respect to which a 60-Day LIBOR Rate Notice has been given.

          "60-Day LIBOR Rate Notice" means a written notice given to Agent by an Authorized Officer providing for Borrower's election for the outstanding principal balance of the Note to bear interest at the applicable 60-Day Adjusted LIBOR Rate for a 60-Day LIBOR Rate Interest Period, such notice to be given no later than 11:00 a.m. (Birmingham, Alabama time) three (3) Business Days prior to and specifying the date of the commencement of the applicable 60-Day LIBOR Rate Interest Period; provided, however, that, except as may be waived by Agent in Agent's discretion, in no event may any 60-Day LIBOR Rate Interest Period begin until the expiration of any current LIBOR Rate Interest Period and in no event may a 60-Day Adjusted LIBOR Rate be elected at any time when the corresponding 60-Day LIBOR Rate Interest Period would extend beyond the Revolving Loan Maturity Date, and if any such 60-Day LIBOR Rate Notice is not timely received or is otherwise not properly made, such 60-Day LIBOR Rate Notice, at Agent's election, shall not be effective.

          "90-Day Adjusted LIBOR Rate" means an interest rate equal to the sum of (i) the applicable 90-Day LIBOR Rate, plus (ii) the Applicable Margin.

          "90-Day LIBOR Rate" means, as applicable to each respective 90-Day LIBOR rate Interest Period, a per annum rate of interest equal to the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 100th of 1%) by dividing (A) the London Interbank Offered Rate ("LIBOR") for a period of ninety (90) days as determined by Agent from Telerate (or such other source as Agent may select if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 90-Day LIBOR Rate Interest Period (expressed as a decimal).

          "90-Day LIBOR Rate Interest Period" means a period of three months from the irst day of the applicable 90-Day LIBOR Rate Interest Period to the date three months thereafter, and with respect to which a 90-Day LIBOR Rate Notice has been given.

          "90-Day LIBOR Rate Notice" means a written notice given to Agent by an Authorized Officer providing for Borrower's election for the outstanding principal balance of the Note to bear interest at the applicable 90-Day Adjusted LIBOR Rate for a 90-Day LIBOR Rate Interest Period, such notice to be given no later than 11:00 a.m. (Birmingham, Alabama time) three (3) Business Days prior to and specifying the date of the commencement of the applicable 90-Day LIBOR Rate Interest Period; provided, however, that, except as may be waived by Agent in Agent's discretion, in no event may any 90-Day LIBOR Rate Interest Period begin until the expiration of any current LIBOR Rate Interest Period and in no event may a 90-Day Adjusted LIBOR Rate be elected at any time when the corresponding 90-Day LIBOR Rate Interest Period would extend beyond the Revolving Loan Maturity Date, and if any such 90-Day LIBOR Rate Notice is not timely received or is otherwise not properly made, such 90-Day LIBOR Rate Notice, at Agent's election, shall not be effective.

     1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles. Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in Sections 9.1 through 9.4, as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to taken into account any such changes.

     1.3 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular, pronouns of one gender shall include all genders, and use of the terms "herein", "hereof", and "hereunder" shall be deemed to be references to this Agreement in its entirety unless otherwise specifically provided.

     1.4 Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "through and including".


     1.5 Computation of Applicable Margin and Financial Covenants. Except as may otherwise be provided in this Agreement to the contrary, (i) for purposes of computation of the Applicable Margin and the financial covenants set forth in this Agreement, such computation (x) shall be determined by Agent as of each Quarter-End, based on the Compliance Certificate most recently delivered by Borrower in accordance with the terms of this Agreement, and (y) shall be determined on a Consolidated Basis and based on an Annualized Rolling Period, if applicable; and (ii) any adjustment in the Applicable Margin shall be prospective and shall commence as of the tenth Business Day after the delivery of the Compliance Certificate most recently delivered by Borrower in accordance with the terms of this Agreement until such time as the Applicable Margin is subsequently adjusted pursuant to this Agreement (provided that should Borrower fail to so timely deliver a required Compliance Certificate, Agent at its option may adjust the Applicable Margin to the highest applicable percentage as of the date the Compliance Certificate was due to be delivered). Until the first Quarter-End following the Closing Date, the Applicable Margin shall be determined by reference to the Leverage Ratio determined as of April 1, 2001 and as reflected in the certificate of Borrower described in Section 6.1(M).

                                   ARTICLE II.

2.   THE REVOLVING LOAN

     2.1 General Terms. Subject to the terms hereof, the Revolving Loan Lenders will lend Borrower, from time to time until the Revolving Loan Advancement Termination Date, such amounts which shall not exceed, in the aggregate principal amount at any one time outstanding, the Revolving Loan Commitment as follows:

          (A) Each Revolving Loan Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loan Advances to Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Loan Advancement Termination Date in an amount for each such Revolving Loan Advance not to exceed such Revolving Loan Lender's Unused Revolving Loan Commitment at such time. Each Revolving Loan Borrowing shall be in an aggregate amount of (i) with respect to Base Rate Borrowings, $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; or (ii) with respect to LIBOR Rate Borrowings, $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (other than a Revolving Loan Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Loan Advances or outstanding Letter of Credit Advances and a Revolving Loan Borrowing in an amount equal to the entire Unused Revolving Loan Commitment) and shall consist of Revolving Loan Advances made simultaneously by the Revolving Loan Lenders ratably according to their respective Revolving Loan Commitments.

          (B) Subject to the terms hereof, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, the Revolving Loan from the date of this Agreement until the Revolving Loan Advancement Termination Date. If at any time the unpaid principal balance of the Revolving Loan exceeds the amount Borrower could borrow at such time as set forth herein, Borrower shall immediately upon demand of Agent pay or cause to be paid such amounts to Agent for the account of the Revolving Loan Lenders (based on each such Revolving Loan Lender's Pro Rata Share of the Revolving Loan Commitment at such time), to the extent necessary to reduce the Revolving Loan to an amount which Borrower could borrow at that time.

     2.2 Disbursement of the Revolving Loan.

          (A) In order to obtain a Revolving Loan Advance, an Authorized Officer shall deliver a Notice of Borrowing to Agent not later than (i) with respect to Revolving Loan Advances to be made at Closing, the time of commencement of the Closing, and (ii) with respect to any other Revolving Loan Advances, 11:00 a.m. (Birmingham, Alabama time) on a date not less than three (3) Business Days prior to the date such Revolving Loan Advance is sought.

          (B) Upon Agent's receipt of a Notice of Borrowing, Agent shall deliver a Notice of Funding to each Revolving Loan Lender at least one (1) Business Day prior to the date the Revolving Loan Advance is to be made to Borrower, and each Revolving Loan Lender shall, before 11:00 a.m. (Birmingham, Alabama time) on the date of such Revolving Loan Advance, make available to the Agent at the Agent's Account, in same day funds, such Revolving Loan Lender's Pro Rata Share of such Revolving Loan Advance.

          (C) After Agent's receipt of such funds and upon fulfillment of any applicable conditions set forth in this Agreement, Agent will make such funds available to Borrower by crediting Borrower's deposit account with Agent; provided, however, that upon (i) written notice to Agent from the Swing Line Lender given prior to the funding of the Revolving Loan Advance, Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Loan Advances (plus interest accrued and unpaid thereon) available to the Swing Line Lender for repayment of such Swing Line Loan Advances; and (ii) written notice to Agent from the Issuing Lender given prior to the funding of the Revolving Loan Advance, Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances (plus interest accrued and unpaid thereon) available to the Issuing Lender (and, if applicable, each other Lender that has made a Letter of Credit Advance that remains outstanding) for repayment of such Letter of Credit Advances.

     2.3 The Revolving Notes. Borrower's obligation to repay the Revolving Loan shall be evidenced by the Revolving Notes.

     2.4 Interest Rate. During the entire term of the Revolving Notes, the outstanding principal balance of the Revolving Notes shall bear interest at the Adjusted Base Rate; subject, however, to the right of an Authorized Officer to deliver to Agent a LIBOR Rate Notice, in each which case all or a portion of the outstanding principal balance of the Revolving Notes shall bear interest at the Interest Rate as provided for in the applicable LIBOR Rate Notice. Following the expiration of any applicable LIBOR Rate Interest Period, if an Authorized Officer shall not have timely and properly delivered a LIBOR Rate Notice for a LIBOR Rate Interest Period to commence as of the expiration of the applicable expiring LIBOR Rate Interest Period, then the outstanding principal balance of the Revolving Notes shall automatically bear interest at the Adjusted Base Rate until the commencement of the next LIBOR Rate Interest Period, if any.

     2.5 Payment of Principal and Interest. Principal and interest on the Revolving Loan shall be payable as follows:

          (A) On the first Payment Due Date following the date of the Revolving Notes, and on each successive Payment Due Date thereafter until the entire indebtedness evidenced by the Revolving Notes is paid in full, Borrower shall pay to Agent for the account of the Revolving Loan Lenders (based on each such Revolving Loan Lender's Pro Rata Share of the Revolving Loan Commitment at such time) all accrued and unpaid interest on the outstanding principal balance of the Revolving Notes.

          (B) If not earlier demanded pursuant to Section 11.2 hereof, the outstanding principal balance of the Revolving Loan, together with all accrued and unpaid interest thereon, shall be due and payable to Agent for the account of the Revolving Loan Lenders (based on each such Revolving Loan Lender's Pro Rata Share of the Revolving Loan Commitment at such time) on the Revolving Loan Maturity Date.

     2.6 Use of Proceeds of Revolving Loan. The proceeds of the Revolving Loan shall be used to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, to finance certain acquisitions and stock repurchases, for working capital and general corporate purposes and to repay Swing Line Loan Advances and Letter of Credit Advances.

                                  ARTICLE III.

3.   THE SWING LINE LOAN.

     3.1 General Terms.

          (A) Subject to the terms hereof, the Swing Line Lender will lend Borrower, from time to time until the Swing Line Loan Maturity Date, such amounts which shall not exceed, in the aggregate principal amount at any one time outstanding, the Swing Line Loan Commitment.

          (B) Subject to the terms hereof, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, the Swing Line Loan from the date of this Agreement until the Swing Line Loan Maturity Date. If at any time the unpaid principal balance of the Swing Line Loan exceeds the amount Borrower could borrow at such time as set forth herein, Borrower shall immediately upon demand of Agent pay or cause to be paid such amounts to the Swing Line Lender, to the extent necessary to reduce the Swing Line Loan to an amount which Borrower could borrow at that time.

     3.2 Disbursement of the Swing Line Loan.

          (A) Swing Line Lender will credit or pay the proceeds of each Swing Line Loan Advance to Borrower's deposit account with Swing Line Lender or in such other manner as Borrower and Swing Line Lender may agree.

          (B) (i) Subject to the terms of any other agreement among Swing Line Lender and Borrower to the contrary (including any cash management agreement), in order to obtain a Swing Line Loan Advance, an Authorized Officer shall deliver a Notice of Borrowing to Agent and Swing Line Lender not later than 11:00 a.m. (Birmingham, Alabama time) on the Business Day such Swing Line Loan Advance is sought. Upon Swing Line Lender's receipt of such Notice of Borrowing and upon satisfaction of the terms and conditions of this Agreement, Swing Line Lender will make such funds available to Borrower as provided for above. Notwithstanding anything contained herein to the contrary, Borrower shall not be entitled to receive nor shall Swing Line Lender be required to disburse any Swing Line Loan Advance after the Swing Line Loan Maturity Date.

          (ii) Upon written demand by Swing Line Lender, with a copy of such demand to the Agent, each other Lender shall purchase from Swing Line Lender, and Swing Line Lender shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Loan Advance as of the date of such demand, by making available for the account of the Swing Line Lender, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Loan Advance to be purchased by such Lender. Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Loan Advance on (i) the Business Day on which demand therefor is made by Swing Line Lender, provided that notice of such demand is given not later than 11:00 a.m. (Birmingham, Alabama time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by Swing Line Lender to any other Lender of a portion of a Swing Line Loan Advance, Swing Line Lender represents and warrants to such other Lender that Swing Line Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Loan Advance, the Credit Documents or any Lender. If and to the extent that any Lender shall not have so made the amount of such Swing Line Loan Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand of the Agent or Swing Line Lender such amount together with interest thereon, for each day from the date of demand by Swing Line Lender until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Loan Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loan Advance made by Swing Line Lender shall be reduced by such amount on such Business Day.

     3.3 The Swing Line Note. Borrower's obligation to repay the Swing Line Loan shall be evidenced by the Swing Line Note.

     3.4 Interest Rate. During the entire term of the Swing Line Note, the outstanding principal balance of the Swing Line Note shall bear interest at the Adjusted Base Rate.

     3.5 Payments of Principal and Interest. If not earlier demanded by Swing Line Lender or pursuant to Section 11.2 hereof, the outstanding principal balance of the Swing Line Loan, together with all accrued and unpaid interest thereon, shall be due and payable to the Agent for the account of Swing Line Lender and each other Lender that has made a Swing Line Loan Advance which remains outstanding on the Swing Line Loan Maturity Date, and Borrower shall repay to Agent for the account of the Swing Line Lender and each other Lender that has made a Swing Line Loan Advance which remains outstanding the outstanding principal amount of each Swing Line Loan Advance made by each of them upon demand of the Agent.

     3.6 Use of Proceeds of Swing Line Loan. The proceeds of the Swing Line Loan shall be used to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, to finance certain acquisitions and stock repurchases, for working capital and general corporate purposes and to repay Letter of Credit Advances.

                                   ARTICLE IV.

4.   LETTERS OF CREDIT.

     4.1 General Terms. Subject to the terms hereof, Borrower may request the Issuing Lender, on the terms and conditions hereinafter set forth, to issue, and the Issuing Lender shall issue, Letters of Credit for the account of Borrower from time to time on any Business Day in an aggregate Available Amount for all Letters of Credit not to exceed at any time the lesser of (i) Letter of Credit Commitment, or (ii) the Unused Revolving Loan Commitment on such Business Day. No Letter of Credit shall have an expiration date (including all rights of Borrower or the beneficiary to require renewal) later than the earlier of (i) 30 days before the Revolving Loan Maturity Date, or (ii) one year after the date of issuance thereof. Unless the Issuing Lender agrees otherwise, there shall be not more than six (6) Letters of Credit outstanding at any time.

     4.2 Issuance of a Letter of Credit. In order for a Letter of Credit to be issued, an Authorized Officer shall deliver a Notice of Issuance to Agent and Issuing Lender not later than 11:00 a.m. (Birmingham, Alabama time) on a date not less than three (3) Business Days prior to the date the issuance of such Letter of Credit is sought, such Notice of Issuance to be accompanied by the form of the Letter of Credit to be issued. If (i) the requested form of such Letter of Credit is acceptable to the Issuing Lender in its discretion, and,
(ii) if required by Agent and Issuing Lender, upon execution and delivery of a Letter of Credit Agreement in form and substance satisfactory to Agent and Issuing Lender, the Issuing Lender will, subject to the other terms and conditions hereof, issue such Letter of Credit. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

     4.3 Reimbursement and Other Payments. Borrower agrees to pay to the Agent immediately upon demand of the Agent or the Issuing Lender for reimbursement to the Issuing Lender (i) at the time when the Issuing Lender shall pay any draft presented under any Letter of Credit, a sum equal to the amount so paid under such Letter of Credit, plus (ii) interest at the Default Rate on any amount remaining unpaid by Borrower to the Issuing Lender under clause (i) above from such time until payment in full.

     4.4 Upon an Event of Default. In addition to any rights and remedies the Lender Parties may otherwise have under this Agreement, if any Event of Default shall have occurred, the Agent or the Issuing Lender may in their discretion (i) by notice to Borrower, declare the obligation of the Issuing Lender to issue any Letter of Credit to be terminated, whereupon the obligation of the Issuing Lender to issue any Letter of Credit shall forthwith terminate, and (ii) make demand upon Borrower to, and forthwith upon such demand Borrower will pay to the Agent in same day funds at the Agent's office designated in such demand, for deposit in a special Cash Collateral Account to be maintained at such office of the Agent, an amount equal to the maximum amount then available to be drawn under any Letter of Credit. The Cash Collateral Account shall be in the name of Borrower, but under the sole dominion and control of the Agent, and shall be held and disbursed as follows:

          (A) The Agent may from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, and all such investments and reinvestments shall, for purposes of this Agreement, constitute part of the funds held in the Cash Collateral Account.

          (B) If at any time the Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than claims arising under this Agreement and/or that the total amount of such funds is less than the maximum amount at such time available to be drawn under the Letters of Credit, Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (i) such maximum amount at such time available to be drawn under the Letters of Credit over (ii) the total amount of funds, if any, then held in the Cash Collateral Account which the Agent determines to be free and clear of any such right and claim. Nothing in this Agreement shall either obligate the Agent to require any funds to be deposited in the Cash Collateral Account or limit the right of the Agent, which it may exercise at any time and from time to time, to release to Borrower any funds held in the Cash Collateral Account.

          (C) Borrower hereby assigns, transfers and sets over, and grants to Agent a Lien on and upon, the Cash Collateral Account, including all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the Obligations. Borrower agrees that, to the extent notice of sale of any securities shall be required by Law, at least five Business Days' Notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it will so adjourned.

          (D) The Agent may, at any time or from time to time, apply funds from time to time held in the Cash Collateral Account to the payment of (i) any Reimbursement Obligation and (ii) upon termination of all Letters of Credit and payment in full of all the Reimbursement Obligation, in such order as the Agent may elect, as shall have become or shall become due and payable by Borrower to the Agent under this Agreement.

          (E) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account after and during the continuance of any Event of Default.

          4.5 No Liability of the Issuing Lender. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          4.6 Indemnification. In addition to any other indemnification obligation of Borrower under this Agreement or any other Credit Document, Borrower hereby agrees to indemnify and hold the Lender Parties harmless from and against any and all Indemnified Losses which the Lender Parties may incur or which may be claimed against the Lender Parties by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, any Letter of Credit, except Borrower shall not be required to indemnify the Issuing Lender for any action taken or omitted to be taken by the Issuing Lender if the same constitutes gross negligence or wilful misconduct on the part of the Issuing Lender.

          4.7 Pro Rata Participation, Drawing and Reimbursement.

          (A) Without any further action on the part of any Lender Party, effective immediately upon the issuance of any Letter of Credit issued under this Agreement, the Issuing Lender will be deemed to have sold, transferred, and assigned to the Revolving Loan Lenders at such time, and such Revolving Loan Lenders will have been deemed to have purchased and accepted from the Issuing Lender, an undivided interest in the Issuing Lender's interest in the applicable Letter of Credit equal to such Revolving Loan Lender's Pro Rata Share, which purchase shall obligate each Revolving Loan Lender to purchase from the Issuing Lender such Revolving Loan Lender's Pro Rata Share of any Letter of Credit Advance in accordance with the provisions of Section 4.7(C) below, and upon such purchase, shall entitle each Revolving Loan Lender, in accordance with and subject to the provisions of this Agreement, to receive such Revolving Loan Lender's Pro Rata Share of any and all payments made by Borrower with respect to the applicable Letter of Credit and whether required hereunder or under any Letter of Credit Agreement.

          (B) The payment by the Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender of a Letter of Credit Advance in the amount of such draft and shall bear interest at the Default Rate from the date of payment until the date of reimbursement by Borrower as provided hereunder.

          (C) Upon written demand by the Issuing Lender, with a copy of such demand to the Agent, each Revolving Loan Lender shall purchase from the Issuing Lender, and the Issuing Lender shall sell and assign to each such Revolving Loan Lender, such Revolving Loan Lender's Pro Rata Share of any outstanding Letter of Credit Advance as of the date of such purchase, by making available to the Agent for the account of the Issuing Lender, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Revolving Loan Lender. Promptly after receipt thereof, the Agent shall transfer such funds to the Issuing Lender. Borrower hereby agrees to each such sale and assignment. Each Revolving Loan Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Lender which made such Advance, provided notice of such demand is given not later than 11:00 a.m. (Birmingham, Alabama time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Lender to any Revolving Loan Lender of a portion of a Letter of Credit Advance, the Issuing Lender represents and warrants to such Revolving Loan Lender that the Issuing Lender is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Credit Documents or any Lender Party. If and to the extent that any Revolving Loan Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Revolving Loan Lender agrees to pay to the Agent forthwith on demand of Agent such amount together with interest thereon, for each day from the date of demand by the Issuing Lender until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of the Issuing Lender, as applicable. If such Revolving Loan Lender shall pay to the Agent such amount for the account of the Issuing Lender on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Revolving Loan Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Lender shall be reduced by such amount on such Business Day.

     4.8 Failure to Purchase Pro Rata Share of Letter of Credit Advances. The failure of any Revolving Loan Lender to purchase its Pro Rata Share of any Letter of Credit Advance as required in Section 4.7 shall not relieve any other Revolving Loan Lender of its obligation hereunder to purchase its Pro Rata Share of such Letter of Credit Advance, but no Revolving Loan Lender shall be responsible for the failure of any other Revolving Loan Lender to purchase its Pro Rata Share of any Letter of Credit Advance.

     4.9 Letter of Credit Reports. The Issuing Lender shall furnish to the Agent and each Revolving Loan Lender on request (such request to be made not more frequently than monthly) a written report summarizing issuance and expiration dates of the Letters of Credit issued by the Issuing Lender and drawings under all Letters of Credit issued by the Issuing Lender.

                                   ARTICLE V.

5.   PAYMENTS, ADDITIONAL COSTS, ETC.

     5.1 Payment to Agent.

          (A) All monies payable to Agent under this Agreement or under the Notes shall be paid directly to Agent in immediately available funds at the Place for Payment. If Agent shall send Borrower statements of amounts due hereunder, absent manifest error, such statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Agent to the contrary within sixty (60) days of its receipt of any statement which it deems to be incorrect.

          (B) All payments to be made by Borrower hereunder will be made to Agent not later than 1:00 p.m. at the Place for Payment. Payments received after 1:00 p.m. at the Place for Payment shall be deemed to be payments made prior to 1:00 p.m. at the Place for Payment on the next succeeding Business Day. Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment of amounts due hereunder to be made.

          (C) At the time of making each such payment, Borrower shall, subject to the other terms and conditions of this Agreement, specify to Agent the Loan or other obligation of Borrower hereunder to which such payment is to be applied. In the event that Borrower fails to so specify the relevant Loan or if an Event of Default shall have occurred and be continuing, Agent may apply such payments as it may determine in its discretion.

     5.2 Late Payments. If any scheduled payment, whether principal, interest or principal and interest, is late fifteen (15) days or more, Borrower agrees to pay a late charge equal to four percent (4%) of the amount of the payment which is late, but not more than the maximum amount allowed by applicable Laws. The foregoing provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender Parties may have under this Agreement, including, subject to the terms hereof, the right to declare the entire unpaid principal and interest immediately due and payable.

     5.3 Voluntary and Mandatory Prepayments.

          (A) Subject to any contrary provision herein or in any other Credit Document, Borrower may prepay or cause to be prepaid the principal of any Loan in whole or, from time to time, in part. All partial prepayments, whether voluntary or mandatory, shall (except as may be directed by an Authorized Officer to the contrary) be applied against the Obligations as Agent may determine in its discretion, provided that no prepayment shall entitle Borrower to cease making any payment as otherwise scheduled hereunder, and any application against the Revolving Loan shall be applied for the account of the Lenders based on each Lender's Pro Rata Share thereof.

          (B) Promptly upon (and in any event not later than two (2) Business Days after) its receipt thereof, Borrower will prepay the outstanding principal amount of the Loans in an amount equal to (i) 25% of the Net Cash Proceeds from any Equity Issuance, or (ii) 100% of the Net Cash Proceeds from any Debt

Issuance; provided, however, that Borrower shall not be required to prepay the Loans with any of the Net Cash Proceeds from any Debt Issuance if such Debt Issuance is Subordinated Indebtedness used solely for the purpose of the repurchase of the Equity Interests of Borrower, and such repurchase does not otherwise give rise to a Default hereunder.

          (C) Not later than 180 days after its receipt of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied to the repair or replacement of property subject to such Casualty Event) and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting for the calculation of such Net Cash Proceeds; provided, however, that no such prepayment shall be required until the aggregate amount of Net Cash Proceeds from any Casualty Event (less any amounts theretofore applied to the repair or replacement of affected property) exceeds $500,000, but at such time the cumulative aggregate amount of such Net Cash Proceeds not theretofore subject to prepayment under this subsection (C) shall become subject to prepayment.

          (D) Not later than 180 days after its receipt thereof, Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition (less any amounts theretofore expended to acquire assets or properties or otherwise reinvested in its businesses) and will deliver to the Agent, concurrently with such prepayment, a certificate signed by its chief financial officer in form and substance satisfactory to the Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that such prepayment shall only be required to the extent the aggregate amount of Net Cash Proceeds from all such Asset Dispositions made from and after the Closing Date (less any amounts theretofore expended to acquire assets or properties or otherwise reinvested) exceeds $1,000,000. Notwithstanding the foregoing, nothing in this subsection
(D) shall be deemed to permit any Asset Disposition not expressly permitted under Section 10.4.

     5.4 Default Rate. Notwithstanding any provision herein or in any other Credit Document to the contrary, upon the occurrence and during the continuance of an Event of Default, the Interest Rate payable on the Loans shall be the Default Rate.

     5.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by Borrower hereunder shall be made by Borrower without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any Governmental Authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, Borrower will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, Borrower will furnish to Agent certified copies of all tax receipts evidencing the payment of such amounts within 30 days after the date any such payment is due pursuant to applicable Laws.

     5.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, the Loans or other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension.

     5.7 LIBOR Rate Borrowing Indemnification. If Borrower makes any payment of principal with respect to any LIBOR Rate Borrowing on any other date than the last day of an interest period applicable thereto, or if Borrower fails to borrow any LIBOR Rate Borrowing after notice has been given to the Agent in accordance with this Agreement, or if Borrower fails to make any payment of principal or interest in respect of any LIBOR Rate Borrowing when due, Borrower shall reimburse each Lender Party on demand of Agent or such Lender Party for any resulting loss or expense incurred by such Lender Party, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not the Lender Parties shall have funded or committed to fund such loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by a Lender Party and submitted by a Lender Party to Borrower (with a copy to Agent), shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to a Lender Party under this Section shall be made as though the Lender Party shall have actually funded or committed to fund such LIBOR Rate Borrowing through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Rate Borrowing in the relevant market and having a maturity comparable to the related interest period and through the transfer of such deposit to a domestic office of the Lender Party in the United States; provided, however, that Agent may fund such LIBOR Rate Borrowing in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section.

     5.8 360-Day Year. All interest payable under the Notes shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

     5.9 No Requirement to Actually Obtain Funds. Notwithstanding the fact that the Interest Rate pursuant to the Loans may be calculated based upon Lenders' cost of funds, Borrower agrees that no Lender Party shall be required actually to obtain funds from such source at any time.

     5.10 Usury Limitation. If, at any time, the Interest Rate payable on any Loan shall be deemed by any competent court of law or any Governmental Authority to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Interest Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws, and any excess interest actually collected by Lender shall be credited as a partial prepayment of principal.

     5.11 Increased Costs; Change in Circumstances; Illegality; etc.

          (A) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable Law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Rate Borrowings or any other amounts payable hereunder or its obligation to make, fund, or maintain any LIBOR Rate Borrowings (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition affecting its LIBOR Rate Borrowings, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Borrowings or to reduce the amount of any sum received or receivable by such Lender hereunder (including with respect to Letters of Credit), Borrower will, promptly upon demand therefor by such Lender (which demand shall be accompanied by a written explanation in reasonable detail, showing the basis for such demand), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

          (B) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable Law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), Borrower will, promptly upon demand therefor by such Lender therefor (which demand shall be accompanied by a written explanation in reasonable detail, showing the basis for such demand), pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

          (C) If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "30-Day LIBOR Rate", "60-Day LIBOR Rate" or "90-Day LIBOR Rate" upon the basis of which the 30-Day Adjusted LIBOR Rate, the 60-Day Adjusted LIBOR Rate and the 90-Day Adjusted LIBOR Rate for LIBOR Rate Borrowings for such LIBOR Rate Interest
Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Rate Borrowings during such LIBOR Rate Interest Period, the Agent will forthwith so notify Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Rate Borrowings shall automatically, on the expiration date of the respective LIBOR Rate Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Borrowings, (ii) the obligation of the Lenders to make, to convert Base Rate Borrowings into, or to continue, LIBOR Rate Borrowings shall be suspended (including pursuant to the Borrowing to which such LIBOR Rate Interest Period applies), and (iii) any LIBOR Rate Notice given at any time thereafter will not be effective, in each case until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such
suspension  no  longer  exist  (and  the  Required   Lenders,   if  making  such
determination, shall have so notified the Agent), and the Agent shall have so notified Borrower and the Lenders.

          (D) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable Law, rule or regulation or in the interpretation or administration thereof by and Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Rate Borrowings, such Lender will forthwith so notify the Agent and Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Rate Borrowings shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Rate Borrowing may not lawfully be maintained as a LIBOR Rate Borrowing until such expiration date, upon such notice), be converted into a Base Rate Borrowing, (ii) the obligation of such Lender to make, to convert Base Rate Borrowings into, or to continue, LIBOR Rate Borrowings shall be suspended (including pursuant to any Borrowing for which the Agent has received a Notice of Revolving Borrowing but for which the Borrowing Date has not arrived), and
(iii) any Notice of Revolving Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Rate Borrowings shall, as to such Lender, be deemed to be a request for a Base Rate Borrowing, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified Borrower.

          (E)  Determinations  by the Agent or any Lender for  purposes  of this
Section 5.11 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section 5.11 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section
5.11 shall require or be construed to require Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable Laws.

     5.12 Taxes.

          (A) Any and all payments by Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the United States or by the Jurisdiction under the Laws of which the Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.12), the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant taxation authority or other authority in accordance with applicable Law and (iv) Borrower will deliver to the Agent or such Lender, as the case may be, evidence of such payment.

          (B) Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any Jurisdiction on amounts payable under this Section 5.12) paid by the Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or such Lender, as the case may be, makes written demand therefor.

          (C) Each of the Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of Borrower or (ii) previously deducted by Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (A) above), the Agent or such Lender, as the case may be, shall reimburse Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of Borrower under this Section 5.12 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that Borrower, upon the request of the Agent or such Lender, agrees to repay to the Agent or such Lender, as the case may be, the amount paid over to Borrower (together with any penalties, interest or other charges), in the event the Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

          (D) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Internal Revenue Code, such Lender will deliver to each of the Agent and Borrower, on or prior to the date of any payment by Borrower to such Lender under this Agreement or the Notes, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Lender further agrees to deliver to each of the Agent and Borrower an additional copy of each such relevant form on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, in each case certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, Law or regulation ) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Agent and Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Lender will promptly notify the Agent and Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

          (E) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, Borrower and the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (D) above are not delivered to the Agent as therein required, then Borrower and the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                                   ARTICLE VI.

6.   CONDITIONS OF BORROWING

     The obligation of Lenders to make the Loans and any Advance hereunder is subject to the following conditions precedent:

     6.1 Documents Required for the Closing. Prior to or concurrently with the Closing, the following instruments and documents, duly executed by all proper Persons shall have been delivered to Agent:

          (A) This Agreement;

          (B) The Notes;

          (C) The Guaranty;

          (D) The Pledge Agreement, together with all documents and instruments required to be executed and delivered by Borrower thereunder;

          (E) The Borrower's Closing Affidavit;

          (F) The Guarantor's Closing Affidavits;

          (G) The Financing Statements, together with evidence that the Financing Statements have been duly recorded in all filing or recording offices that Agent may deem necessary or desirable in order to create a valid Lien on the Collateral described therein, and that all filing and recording taxes and fees have been paid;

          (H) With respect to each Borrower Party (other than a Borrower Party that is an individual), a certificate of an officer or other representative acceptable to Agent dated as of the date of this Agreement, certifying as to the incumbency and signatures of the representative(s) of such Borrower Party signing, as applicable, this Agreement and each of the other Credit Documents, and each other document to be delivered pursuant hereto, together with the following documents attached thereto:

               (1) A copy of the resolutions of such applicable Person's Governing Body authorizing the execution, delivery and performance of this Agreement, each of the Credit Documents, and each other document to be delivered pursuant hereto, as applicable;

               (2) A copy, certified as of the most recent date practicable by the secretary of state (or similar Governmental Authority) of the state, province, or other Jurisdiction where such Person is organized, of such Person's Organizational Documents filed with such secretary of state (or similar Governmental Authority);

               (3) A copy of such Person's other Organizational Documents;

          (I) A certificate, as of the most recent date practicable, of the secretary of state (or similar appropriate Governmental Authority) and department of revenue or taxation (or similar appropriate Governmental Authority) of the State of Alabama and each Jurisdiction in which each Borrower Party is organized as to the existence and good standing of each such Person within such Jurisdiction, and a certificate, as of the most recent date practicable, of the secretary of state (or similar appropriate Governmental Authority) of each state where the Laws of such Jurisdiction require qualification and/or registration as to the qualification and good standing of each Borrower Party as a foreign entity doing business in each such state;

          (J) A written opinion of counsel to Borrower Parties, dated as of the Closing Date and addressed to Lender Parties, in form and substance acceptable to Agent;

          (K) An Account Designation Letter;

          (L) UCC-11 reports showing no Liens superior to the Agent's Lien;

          (M) A Compliance Certificate as required under this Agreement and reflecting compliance with the terms of this Agreement after giving effect to the Advances to be made at Closing; and

          (N) Receipt and approval by Agent of any other items reasonably required to be provided to Agent, and not otherwise set forth above.

     6.2 Certain Events Required for Closing and for all Advances. At the time of the Closing and at the time of each Advance, Agent shall be satisfied that:

          (A) No Default shall have occurred and be continuing;

          (B) No Material Adverse Change shall have occurred;

          (C) All of the Credit Documents shall have remained in full force and effect;

          (D) Borrower shall have paid all fees, expenses, costs, and other amounts then owing to Lender Parties, including, but not limited to the Fees;

          (E) All Indebtedness to be prepaid, redeemed or defeased with the proceeds of any Advance shall have been satisfied and extinguished;

          (F) There shall exist no action, suit, investigation, litigation or proceeding affecting any Borrower Party pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect, or (ii) could be reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Credit Document or the consummation of the transactions contemplated hereby;

          (G) All Governmental Approvals necessary in connection with the Credit Documents and the transactions contemplated hereby and thereby shall have been obtained (without the imposition of any conditions that are not acceptable to Agent) and shall remain in effect other than such Governmental Approvals the failure to obtain which shall not affect the enforceability, validity or binding effect of any of the Credit Documents; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no Law shall be applicable in the reasonable judgment of Agent that restrains, prevents or imposes materially adverse conditions upon the Credit Documents and the transactions contemplated hereby and thereby;

          (H) All Collateral shall be owned free and clear of any Lien, except for the Agent's Lien;

          (I) Borrower will be able to meet its obligations under all Plans, that the Plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such Plan and that no termination of, or withdrawal from, any such Plan has occurred or is contemplated that could result in a material liability; and

          (J) There shall have been delivered to Agent a Compliance Certificate as and when required under this Agreement and reflecting compliance with the terms of this Agreement.

     6.3 Legal Matters. At the time of Closing, and the disbursement of each Advance, all legal matters incidental thereto shall be satisfactory to Gordon, Silberman, Wiggins & Childs, P.C., counsel to Agent.

     6.4 Election to Make Advances Prior to Satisfaction of Conditions Precedent. In the event Lender Party, at its option, elects to make one or more Advances prior to receipt and approval of all items required by this Article, such election shall not constitute any commitment or agreement of Lender Party to make any subsequent Advance until all items required by this Article have been delivered.

                                  ARTICLE VII.

7.   REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, Borrower represents and warrants to the Agent and the Lenders as follows:

     7.1 Corporate Organization and Power. Each Borrower Party (i) is an entity duly organized, validly existing and in good standing under the Laws of the Jurisdiction of its organization, (ii) has the full power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign entity and is in good standing in each Jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     7.2 Authorization; Enforceability. Each Borrower Party has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by Bankruptcy Laws or by general equitable principles.

     7.3 No Violation. The execution, delivery and performance by each of the Borrower Parties of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not (i) violate any provision of its Organizational Documents or contravene any Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any Material Contract to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) result in or require the creation or imposition of any Lien upon any of its properties or assets. No Borrower Party is subject to any restriction or encumbrance on its ability to make dividend payments or other distributions in respect of its Equity Interests to make loans or advances to any other Borrower Party, or to transfer any of its assets or properties to any other Borrower Party, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     7.4 Governmental Authorization; Permits.

          (A) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Borrower Party of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof.

          (B) Each of the Borrower Parties has, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     7.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting Borrower, any of its Subsidiaries or any of their respective properties as to which there is a reasonable likelihood of a determination and that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents;

     7.6 Taxes. Each of the Borrower Parties has timely filed all federal, state and local tax returns and reports required to be filed by it (other than such local tax returns and reports the failure to file which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect) and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower Parties for the periods covered thereby. Except as described in Schedule 7.6, there is no ongoing audit or examination or, to the knowledge of Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower Parties for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. No Borrower Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

     7.7 Subsidiaries. Schedule 7.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of Borrower in each class of its capital stock and each direct owner thereof (and such list indicates which Subsidiaries are Immaterial Subsidiaries). Except for the Equity Interests expressly indicated on Schedule 7.7, there are no Equity Interests or warrants, rights, options or other Equity Interests of any Subsidiary of Borrower outstanding or reserved for any purpose. All outstanding Equity Interests of each Subsidiary of Borrower are duly and validly issued, fully paid and nonassessable. Borrower is the sole legal, record and beneficial owner of, and has good and valid title to, all such Equity Interests, free and clear of all Liens, other than the Liens created pursuant to the Pledge Agreement.

     7.8 Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent or any Lender in writing by or on behalf of any Borrower Party for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Agent or any Lender in writing by or on behalf of any Borrower Party will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is date or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

     7.9 Margin Regulations. No Borrower Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock (except for purchases by Borrower of outstanding shares of its capital stock permitted by
Section 10.6 and made in compliance with the applicable provisions of Regulations G, T, U and X), to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

     7.10 No Material Adverse Change. There has been no Material Adverse Change since December 31, 2000, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     7.11 Financial Matters.

          (A) Borrower has heretofore furnished to the Agent copies of (i) the audited consolidated balance sheets of Borrower and its Subsidiaries as of December 31, 2000 and January 2, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the three-year period ended December 31, 2000, together with the opinion of Ernst & Young thereon, and
(ii) the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of April 1, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the three-month period then ended. Such financial statements have been prepared in accordance with Generally Accepted

Accounting Principles (subject, with respect to the unaudited financial statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial condition of Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of Borrower and its Subsidiaries for the respective periods then ended. Except for the Video Update Acquisition or as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

          (B) Each of Borrower and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, will be Solvent.

     7.12 Ownership of Properties. Each of Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business,
(iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the Most Recent Financial Statements (except as sold or otherwise disposed of since the date thereof in the Ordinary Course of Business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

     7.13 ERISA. Each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

     7.14 Environmental Matters.

          (A) Except as described in Schedule 7.14, no Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by Borrower or any of its Subsidiaries or, to the knowledge of Borrower, by any other Person or otherwise, in, on or under any portion of any real property, leased or owned, of Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of Borrower, any other real property at any time leased, owned or operated by Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of Borrower or any of its Subsidiaries has been or, to the knowledge of Borrower, is presently the subject of an environmental audit, assessment or remedial action.

          (B) To the knowledge of Borrower, except as described in Schedule 7.14, (i) no portion of any real property, leased or owned, of Borrower or any of its Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the Ordinary Course of Business) a petroleum products storage facility, (ii) no portion of such real property or any other property at any time leased, owned or operated by Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property, leased or owned, of Borrower or any of its Subsidiaries.

          (C) All activities and operations of Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

     7.15 Compliance with Laws. Each of Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     7.16 Regulated Industries.  Neither Borrower nor any of its Subsidiaries is
(i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the public Utility Holding Company Act of 1935, as amended.

     7.17 Insurance. Schedule 7.17 sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by Borrower and its Subsidiaries. The assets, properties and business of Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     7.18 Material Contracts. Each Material Contract existing as of the Closing Date is (and each Material Contract entered into after the Closing Date, upon execution and delivery, will be) in full force and effect, and neither Borrower nor any of its Subsidiaries or, to the knowledge of Borrower, any other party thereto, is in material default under any such Material Contract.

     7.19 Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Agent, for the benefit of the Lenders, upon the initial extension of credit hereunder and the possession by the Agent of certificates evidencing the securities pledged thereby, a valid and enforceable first priority perfected security interest in and Lien upon all right, title and interest of Borrower and its Subsidiaries, as applicable, in the Collateral described therein.

     7.20 Continuing Effectiveness. All representations and warranties contained herein shall be deemed continuing and in effect at all times while Borrower remains indebted to the Lender Parties hereunder and shall be deemed to be incorporated by reference in each Notice of Borrowing and Notice for Issuance unless Borrower specifically notifies Agent of any change therein.

                                  ARTICLE VIII.

8.   AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit, and the payment in full of all principal and interest with respect to the Loans, all Letter of Credit Advances and all Reimbursement Obligations, and with all other amounts due and owing hereunder:

     8.1   Financial   Statements.   Borrower   will  deliver  to  each  Lender:

          (A) As soon as available and in any event within forty-five (45) days after each Quarter-End of the first three quarters of each fiscal year, beginning with the Quarter-End of July 1, 2001, an unaudited consolidated balance sheet of Borrower and its Subsidiaries as of such Quarter-End, an unaudited consolidated statement of income for Borrower and its Subsidiaries for the quarter then ended and unaudited consolidated statements of cash flows for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

          (B) As soon as available and in any event within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending January 6, 2002, (i) an audited consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for Borrower and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) an unaudited consolidating balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income and cash flows for Borrower and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

     8.2 Other Business and Financial Information. Borrower will deliver to each
Lender:

          (A) Concurrently with each delivery of the financial statements described in Section 8.1, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer of Borrower;

          (B) As soon as available and in any event within thirty (30) days prior to the end of each fiscal year, beginning with the fiscal year ending January 6, 2002, a consolidated operating budget for Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of the chief financial officer of Borrower to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of Borrower and its Subsidiaries for the period covered thereby;

          (C) Promptly upon receipt thereof, copies of any "management letter" submitted to Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from Borrower or any such Subsidiary in respect thereof;

          (D) Promptly upon the sending,  filing or receipt  thereof,  copies of
(i) all financial statements, reports, notices and proxy statements that Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, and (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that Borrower or any of it Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange;

          (E) Promptly upon (and in any event within ten (10) Business Days after) any Responsible Officer of Borrower obtaining knowledge thereof, written notice of any of the following:

               (1) the occurrence of any Default or Event of Default, together with a written statement of the chief financial officer of Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that Borrower has taken and proposes to take with respect thereto;

               (2) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting Borrower of any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), as to which there is a reasonable likelihood of an adverse determination and that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 7.5 or this Section 8.3(E)(2);

               (3) the receipt by Borrower or any of its Subsidiaries from any Governmental Authority of (i) any notice asserting any failure by Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against Borrower or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (ii) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of Borrower or any of its Subsidiaries, where such action would be reasonably likely to have a Material Adverse Effect;

               (4) the occurrence of any ERISA Event, together with (i) a written statement of the chief executive officer or chief financial officer of Borrower specifying the details of such ERISA Event and the action that Borrower has taken and proposes to take with respect thereto, (ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC, and (iii) a copy of any notice delivered by the PBGC to Borrower or such ERISA Affiliate with respect to such ERISA Event;

               (5) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract to which Borrower or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

               (6) the occurrence of any of the following: (i) the assertion of any Environmental Claim against or affecting Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (ii) the receipt by Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (iii) the taking of any remedial action by Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by Borrower or any of its Subsidiaries; but in each case under clauses (i), (ii) and (iii) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

               (7) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of the chief executive officer or chief financial officer of Borrower setting forth the nature and period of existence thereof and the actions that Borrower has taken and proposes to take with respect thereto; and

          (F) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA, and including any statements, audits or other reports submitted by or on behalf of Borrower or any of its Subsidiaries to any state Governmental Authority) as the Agent or any Lender may from time to time reasonably request.

     8.3 Corporate Existence; Franchises; Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries (other than Immaterial
Subsidiaries) to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 10.1,
(ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     8.4 Compliance with Laws. Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of their respective businesses and the ownership and operation of their respective properties, except to the extent the failure so to comply would not be reasonably expected to have a Material Adverse Effect.

     8.5 Payment of Obligations. Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse
Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of

Borrower or any of its Subsidiaries; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

     8.6 Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and businesses, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

     8.7 Maintenance of Books and Records; Inspection. Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to Borrower, the independent public accountants of Borrower and its Subsidiaries (and by this provision Borrower authorizes such accountants to discuss the finances and affairs of Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     8.8 Interest Rate Protection. At September 1, 2001, Borrower shall have entered into or obtained, and Borrower will thereafter maintain in full force and effect, Hedge Agreements in form and substance reasonably satisfactory to the Agent the effect of which shall be to fix or limit interest rates payable by Borrower as to at least thirty-three and one-third percent (331/3%) of all principal amounts outstanding at such date under all Funded Debt of Borrower and its Subsidiaries for a period of not less than two (2) years after such date. Borrower will deliver to the Agent, promptly upon receipt thereof, copies of such Hedge Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Agent to evidence its compliance with the provision of this Section.

     8.9 Permitted Acquisitions.

          (A) Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions.

          (B) Borrower may from time to time after the Closing Date effect Acquisitions that are not Permitted Acquisitions, but in each instance only with the prior written consent of the Agent and the Required Lenders.

          (C) (i) As soon as reasonably practicable before the plan of reorganization is submitted in connection with the Video Update Acquisition, and
(ii)  not less  than  five (5)  Business  Days  after  the  consummation  of any

Permitted Acquisition with respect to which the Acquisition Amount exceeds $5,000,000 (other than the Video Update Acquisition), Borrower shall have delivered to the Agent (i) with respect to the Video Update Acquisition, the plan of reorganization, and (ii) with respect to any Acquisition other than the Video Update Acquisition, a summary description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition, together with summary financial information (including statements of revenues and cash flows) with respect to each such acquired Person or business.

          (D) Not less than five (5) Business Days after the consummation of any Permitted Acquisition with respect to which the Acquisition Amount exceeds $5,000,000, Borrower shall have delivered to the Agent a certificate, in form and substance reasonably satisfactory to the Agent, executed by the chief financial officer of Borrower, to the effect that, to the best of such individual's knowledge, the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, Borrower will be in compliance with the financial covenants contained in Sections 9.1 through 9.4, such compliance determined with regard to calculations made on a pro forma basis in accordance with Generally Accepted Accounting Principles as if each Person or business that is the subject of such Permitted Acquisition had been consolidated with Borrower for those periods applicable to such covenants and following the Permitted Acquisition (such calculations to be attached to the certificate).

          (E) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section 8.9 and in the description furnished under subsection (C) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the chief financial officer of Borrower in the certificate referred to in subsection (D) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder.

          (F) Borrower will furnish to the Agent and the Lenders such other information regarding any Permitted Acquisition and the assets, business or Persons that are the subject thereof as the Agent or any Lender may from time to time reasonably request (it being understood that the provisions of this subsection (F) shall not be deemed to limit or restrict the ability of Borrower to consummate Permitted Acquisitions subject to the other provisions of this
Section 8.9 and subject to the other terms and conditions of this Agreement).

     8.10 Creation or Acquisition of Subsidiaries.  Subject to the provisions of
Section 10.5, Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of Borrower may create or acquire new Wholly Owned Subsidiaries, provided that neither the aggregate fair market value at any time of the assets of all Subsidiaries that are Immaterial Subsidiaries at such time, nor the aggregate gross revenues (determined for the most recently ended period of twelve consecutive fiscal months) of all Subsidiaries that are Immaterial Subsidiaries at such time, shall exceed $1,000,000, and provided further that:

          (A) Promptly (and in any event within fifteen (15) Business Days) after the creation or direct or indirect acquisition by Borrower of a new Wholly Owned Subsidiary, if such new Subsidiary is a Material Subsidiary (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business Days) after such new Subsidiary ceases to be an Immaterial Subsidiary), such new Subsidiary will execute and deliver to the Agent a supplement or joinder to the Guaranty, pursuant to which such new Subsidiary shall become a guarantor thereunder;

          (B) Promptly (and in any event within fifteen (15) Business Days) after the creation or acquisition of a new Wholly Owned Subsidiary the Equity Interests of which are directly owned by Borrower, if such new Subsidiary is a Material Subsidiary (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business
Days) after such new Subsidiary ceases to be an Immaterial Subsidiary), Borrower will execute and deliver to the Agent an amendment or supplement to the Pledge Agreement pursuant to which all of the Equity Interests of such new Subsidiary and any promissory notes from such new Subsidiary to Borrower shall be pledged to the Agent, together with the certificates, if any, evidencing such Equity Interests of such new Subsidiary and any promissory notes from such new
Subsidiary to Borrower shall be pledged to the Agent, together with the certificates, if any, evidencing such capital stock or other ownership interests and undated stock powers duly executed in blank and any such promissory notes duly endorsed in blank; and concurrently with the creation or acquisition of any new Wholly Owned Subsidiary the Equity Interests of which are directly owned by another Wholly Owned Subsidiary (the "Parent Subsidiary") of Borrower, if such new Subsidiary is a Material Subsidiary (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business Days) after such new Subsidiary ceases to be an Immaterial Subsidiary), the Parent Subsidiary will execute and deliver to the Agent a pledge agreement, in form and substance substantially identical to the Pledge Agreement, pursuant to which all of the capital stock or other ownership interests of such new Subsidiary and any promissory notes from such new Subsidiary to the parent Subsidiary shall be pledged to the Agent, together with the certificates, if any, evidencing such Equity Interests and undated stock powers duly executed in blank and any such promissory notes duly endorsed in blank;

          (C) Promptly (and in any event within fifteen (15) Business Days) after any existing Wholly Owned Subsidiary that was an Immaterial Subsidiary as of the Closing Date ceases to be an Immaterial Subsidiary, (i) such Subsidiary will execute and deliver to the Agent a supplement or joinder to the Guaranty, pursuant to which such Subsidiary shall become a guarantor thereunder, and (ii) Borrower will execute and deliver to the Agent an amendment or supplement to the Pledge Agreement pursuant to which all of the Equity Interests of such Subsidiary and any promissory notes from such Subsidiary to Borrower shall be pledged to the Agent, together with the certificates, if any, evidencing such Equity Interests and undated stock powers duly executed in blank and any such promissory notes duly endorsed in blank; and

          (D) As promptly as reasonably possible, Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the Jurisdiction of organization of each new Subsidiary), in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably request in connection with the actions taken pursuant to this Section 8.10.

     8.11 Further Assurances. Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Agent and the Lenders under this Agreement and the other Credit Documents.

                                   ARTICLE IX.

9.   FINANCIAL COVENANTS

     Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit, and the payment in full of all principal and interest with respect to the Loans, all Letter of Credit Advances and all Reimbursement Obligations, and with all other amounts due and owing hereunder:

     9.1 Leverage Ratio. Borrower will not permit the Leverage Ratio as of any Quarter-End during the periods set forth below to be greater than the ratio set forth below opposite such period:

         Date                                         Leverage Ratio
         ----                                         --------------

         Closing Date through January 6, 2002         2.5 to 1.0

         Thereafter                                   2.0 to 1.0

     9.2 Interest Coverage Ratio. Borrower will not permit the Interest Coverage Ratio as of any Quarter-End during the periods set forth below to be less than the ratio set forth below opposite such period:

         Date                                         Interest Coverage Ratio
         ----                                         -----------------------

         Closing Date through January 6, 2002         3.5 to 1.0

         Thereafter                                   4.0 to 1.0

     9.3 Fixed Charge Coverage. Borrower will not permit the Fixed Charge Coverage as of any Quarter-End, beginning with the Quarter-End of July 1, 2001, to be less than 1.05 to 1.0.

     9.4 Net Worth. Borrower will not permit Net Worth as of any Quarter-End, beginning with the Quarter-End of July 1, 2001, to be less than the sum of (i) $125,000,000, plus (ii) 75% of the aggregate of Net Income for each fiscal quarter beginning with the Quarter-End of April 1, 2001 (provided that Net Income for any fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus (iii) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of Borrower and its Subsidiaries, resulting from the issuance of Equity Interests (including Equity Interests issued pursuant to the exercise of options, rights or warrants or pursuant to the conversion of convertible Equity Interests) or other capital investments after December 31, 2000 (provided that nothing in this section shall be deemed to permit any stock repurchases not expressly permitted under Section 10.6(A)(3)), less (iv) 100% of the aggregate amount paid or payable with respect to any purchase, redemption, retirement or other acquisition of shares of its capital stock;

provided, however, that in all events, Borrower will not permit Net Worth as of any Quarter-End to be less than $109,000,000 plus (ii) 75% of the aggregate of Net Income for each fiscal quarter beginning with the Quarter-End of April 1, 2001 (provided that Net Income for any fiscal quarter shall be taken into account for purposes of this calculation only if positive).

                                   ARTICLE X.

10.  NEGATIVE COVENANTS

     Borrower covenants and agrees that, until the termination of the Commitments and all Letters of Credit, and the payment in full of all principal and interest with respect to the Loans, all Letter of Credit Advances and all Reimbursement Obligations, and with all other amounts due and owing hereunder:

     10.1 Merger; Consolidation. Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

               (1) Borrower may merge or consolidate with another Person so long as (x) Borrower is the surviving corporation, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of Section 8.9 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist; and

               (2) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving corporation is Borrower or a Wholly Owned Subsidiary, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of Sections 8.9 and 8.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     10.2 Indebtedness. Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

               (1) Indebtedness incurred under this Agreement;

               (2)  Indebtedness  existing on the Closing Date and  described on
Schedule 10.2;

               (3) Indebtedness of Borrower under Hedge Agreements required pursuant to Section 8.8;

               (4) accrued expenses, current trade or other accounts payable and other current liabilities arising in the Ordinary Course of Business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

               (5) Indebtedness under letters of credit (other than Letters of Credit issued pursuant to Article III) issued for the benefit of Borrower and its Subsidiaries incurred in the Ordinary Course of Business, in an aggregate amount (whether drawn or available to be drawn thereunder) not exceeding $2,000,000 at any time outstanding; and

               (6) Unsecured Indebtedness of Borrower that is Subordinated Indebtedness; provided that, as further conditions to the issuance of any Subordinated Indebtedness, (1) immediately after giving effect to the issuance of such Subordinated Indebtedness, no Default or Event of Default shall exist,
(2) all agreements and instruments evidencing or governing such Subordinated Indebtedness shall have been approved in writing by the Agent, and (3) prior to or concurrently with the issuance of such Subordinated Indebtedness, Borrower shall have delivered to the Agent a certificate, signed by the chief financial officer of Borrower, satisfactory in form and substance to the Agent and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, Borrower is in compliance with the financial covenants set forth in Sections 9.1 through 9.4, such compliance being determined with regard to calculations made on a pro forma basis in accordance with Generally Accepted Accounting Principles as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate); and provided further that the Net Cash Proceeds from the issuance of such Subordinated Indebtedness shall be applied to prepay the Loans in accordance with, and to the extent required under, the provisions of Section 5.3(B);

               (7) Indebtedness  (other than  Indebtedness  specified in clauses
(2) through (4) and clause (6) above) that shall not at any time, when combined with the aggregate amount of all Indebtedness incurred under clause (5) above outstanding at such time, exceed $5,000,000 in aggregate principal amount outstanding at such time (which Indebtedness under this clause (7) shall include, without limitation, any Indebtedness of Borrower and its Subsidiaries secured by Permitted Liens which are purchase money Liens).

     10.3 Liens. Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon


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or with  respect to any part of its  property  or assets,  whether  now owned or hereafter acquired, or agree to do any of the foregoing, other than Permitted Liens.

     10.4 Disposition of Assets. Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties, or enter into any arrangement with any Person providing for the lease by Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

               (1) sales of Rental Inventory in the Ordinary Course of Business;

               (2) the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment, or (z) such equipment is no longer necessary for the operations of Borrower or its applicable Subsidiary in the Ordinary Course of Business;

               (3) the sale or other disposition by Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of Borrower and its Subsidiaries (including Borrower Margin Stock), provided that fair value is received in exchange therefor;

               (4) the sale, lease or other disposition of assets by a Subsidiary of Borrower to Borrower or to another Wholly Owned Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist; and

               (5) the sale or disposition of assets outside the Ordinary Course of Business for cash, provided that (w) the Net Cash Proceeds from such sales or dispositions do not exceed $5,000,000 in the aggregate for Borrower and its Subsidiaries during any fiscal year, (x) to the extent not theretofore expended to acquire assets or properties or otherwise reinvested in the business of Borrower, such Net Cash Proceeds are delivered to the Agent within one hundred eighty (180) days after receipt thereof for application to prepayment of the Loans in accordance with the provisions of Section 5.3(D), (y) in no event shall Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Equity Interests of any Subsidiary (other than Immaterial Subsidiaries), and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     10.5 Investments. Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Equity Interest, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or become a partner or joint venturer in any


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partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any or the foregoing, other than:

          (A) Cash Equivalents;

          (B) Purchases and acquisitions of inventory, supplies, materials and equipment in the Ordinary Course of Business;

          (C) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the Ordinary Course of Business or prepaid expenses incurred in the Ordinary Course of Business;

          (D)  Without  duplication,   Investments  consisting  of  Indebtedness
permitted under Section 10.2;

          (E) Investments existing on the Closing Date and described in Schedule 10.5;

          (F) Investments in connection with Permitted Acquisitions with respect to which the conditions and requirements of Section 8.9 have been satisfied;

          (G) Investments in existing Subsidiaries and in newly created or acquired Subsidiaries with respect to which the applicable conditions and requirements of Sections 8.9 and 8.10 have been satisfied;

          (H) Investments (other than Investments specified in clauses (A) through (G) above) in an aggregate amount that shall not exceed $5,000,000 for all such Investments from and after the Closing Date; and

          (I) Any other Investments that may be approved in writing by the Required Lenders from time to time.

     10.6 Restricted Payments.

          (A) Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Equity Interests or any warrants, rights or options to acquire its Equity Interests, or purchase, redeem, retire or otherwise acquire for value any Equity Interests or any warrants, rights or options to acquire its Equity Interests, or set aside funds for any of the foregoing, except that:

               (1) Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

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

               (2) each Wholly Owned Subsidiary of Borrower may declare and make dividend payments or other distributions to Borrower or another Wholly Owned Subsidiary of Borrower, to the extent not prohibited under applicable Requirements of Law; and

               (3) so long as no Default or Event of Default would exist immediately after giving effect thereto, Borrower may purchase, redeem, retire or otherwise acquire shares of its capital stock.

          (B) Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

     10.7 Transactions with Affiliates. Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction with any officer, director, stockholder or other Affiliate of Borrower or any Subsidiary, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

               (1) transactions described on Schedule 10.7 or otherwise expressly permitted hereunder, provided that the terms of any agreement or arrangement relating to any of the transactions described on Schedule 10.7 are not, at any time from and after the Closing Date, materially less favorable to Borrower and its Subsidiaries than the terms of such agreement or arrangement as in effect during the period with regard to which such agreement or arrangement is described on Schedule 10.7;

               (2) the payment by Borrower of reasonable and customary fees to members of its board of directors; and

               (3) loans by Borrower to its officers or directors not to exceed $1,000,000 outstanding in the aggregate at any time, provided that any such loan is made upon fair and reasonable terms that are no less favorable to Borrower than would obtain in a comparable arm's length transaction.

     10.8 Lines of Business. Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the Permitted Lines of Business.

     10.9 Limitation on Certain Restrictions. Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents, or (ii) the ability of any Subsidiary of Borrower to make any dividend payments or other


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

distributions in respect of its Equity Interests, to make loans or advances to Borrower or any other Subsidiary, or to transfer any of its assets or properties to Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     10.10 Fiscal Periods. Borrower will not, and will not permit or cause any of its Subsidiaries to, change any of the ending dates of its fiscal quarters and fiscal years through and including the fiscal quarter ending July 4, 2004 from those set forth on Schedule 10.10, unless (i) Borrower shall have given the Lenders written notice of its intention to change any such ending dates at least sixty (60) days prior to the effective date thereof and (ii) prior to such ending date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Required Lenders, solely to reflect such new ending dates.

     10.11 Accounting Changes. Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material changes in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles, and except for changes that would shorten amortization periods for Rental Inventory, which changes are not prohibited by Regulations S-X under the Securities Act of 1933, as amended, or by any rulings or announcements by the Securities and Exchange Commission.

                                   ARTICLE XI.

11.  EVENTS OF DEFAULT

     11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (A) Borrower shall fail to pay any principal of any Loan when due;

          (B) Borrower shall fail to pay any interest on any Loan, any Reimbursement Obligation, any Letter of Credit Advance, any Fee or any other Payment Obligation when due, and such failure shall continue unremedied for five
(5) Business Days after written notice from Agent to Borrower of such failure of payment (provided, however, that such written notice shall not be required more than twice in any consecutive twelve-month period);

          (C) Borrower shall fail to observe, perform or comply with any Obligation or condition contained in any of Sections 2.6, 3.6, 8.2(E), 8.3(i), 8.9, 8.10 or Article IX or Article X;

          (D) Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any Obligation or condition contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (A), (B) and (C) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of the date on which a Responsible Officer of Borrower acquires knowledge thereof or the date of delivery of notice thereof by the Agent;

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

          (E) Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries in this Agreement, any of the other
Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

          (F) Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $500,000; or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both, and after giving effect to any applicable grace period), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

          (G) Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under Bankruptcy Law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (H) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors, or
(vi) take any corporate action to authorize or approve any of the foregoing;

          (H) Any involuntary petition or case shall be filed or commenced against Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under Bankruptcy Law, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

          (I) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $750,000 shall be entered or filed against Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be discussed, stayed or discharged for a period of thirty (30) days;

          (J) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, there shall exist a reasonable likelihood of liability to


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any  one  or  more  Plans  or  Multiemployer  Plans  or to the  PBGC  (or to any
combination thereof) in excess of $750,000 with respect to Borrower or any ERISA Affiliate;

          (K) Any one or more licenses, permits, accreditations or authorizations of Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

          (L) Any Material Contract to which Borrower or any of its Subsidiaries is a party shall be terminated or shall, for any other reason, fail to be in full force and effect and enforceable in accordance with its terms, and such event or condition, together with all other events or conditions, if any, would be reasonably likely to have a Material Adverse Effect;

          (M) There shall occur any uninsured damage to, or loss, theft or destruction of, any assets or properties of Borrower and its Subsidiaries that would be reasonably likely to have a Materiel Adverse Effect;

          (N) Any Security Document to which Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Agent or any Lender; or Borrower or any such Subsidiary shall assert any of the foregoing; or any Subsidiary or any Person action on its behalf shall deny or disaffirm such Subsidiary's obligations under the Guaranty; or

          (O) Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Borrower representing a percentage of the combined voting power of the then outstanding securities of Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors equal to the lower of (y) 20% or (z) the percentage of beneficial ownership of Borrower's common stock that would , upon the lapse of time or the occurrence of certain events, permit Borrower's stockholders (other than the acquiring Person or group) to exercise stock purchase rights pursuant to any stockholder rights plan then in effect; or (ii) the Board of Directors of Borrower shall cease to consist of a majority of the individuals who constituted the Board of Directors of Borrower as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of Borrower as of the date hereof (or their replacements approved as herein required).

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

     11.2 Remedies: Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

          (A) Declare the Commitments and the Issuing Lender's obligation to issue Letters of Credit to be terminated, whereupon the same shall be terminated (provided that, upon the occurrence of an Event of Default pursuant to Section 11.1(G) or Section 11.1(H), the Commitments and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

          (B) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by Borrower (provided that, upon the occurrence of any Event of Default pursuant to Section 11.1(G) or Section 11.1(H), all of the outstanding principal amount of the Loans and all other amounts described in this subsection (B) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by Borrower);

          (C) Direct Borrower to deposit (and Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Agent, to deposit) with the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amounts of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Cash Collateral Account as security for the Obligations as described in Section 4.4; and

          (D) Exercise all rights and remedies available to it under this Agreement the other Credit Documents and applicable Laws.

     11.3 Remedies: Set-Off. In addition to all other rights and remedies available under the Credit Documents or applicable Laws or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by Borrower, at any such time and from time to time, to the fullest extent permitted by applicable Law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and


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other  property as security for such  Obligations.  Each Lender agrees to notify
Borrower promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                  ARTICLE XII.

12.  THE AGENT

     12.1 Appointment. Each Lender hereby irrevocably appoints and authorizes SouthTrust to act as Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

     12.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

     12.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties books or records of Borrower or any of its Subsidiaries.

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     12.4 Reliance by Agent.  The Agent shall be entitled to rely,  and shall be fully  protected  in  relying,  upon any  notice,  statement,  consent  or other
communication  (including,   without  limitation,   any  thereof  by  telephone,
telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Agent in accordance with the provisions of this Agreement. The Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Agent, violate any applicable Law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have the right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

     12.5 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent or any such Person hereafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that (i) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to Borrower hereunder, and (ii) it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other financial condition and creditworthiness of Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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     12.6 Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice from Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. The Agent shall (subject to Sections 12.4 and 13.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     12.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of Borrower, and without limiting the obligation of Borrower to do so, the Lenders agree (i) to indemnify the Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, loses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and (ii) to reimburse the Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceeding or otherwise) of , or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     12.8 The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it, the Letters of Credit issued by it and the Note or Notes issued to it, the Agent in its individual capacity and not as Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Agent were


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not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     12.9  Successor  Agent.  The Agent may resign at any time by giving  thirty
(30) days' prior written notice to Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Agent (provided that Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred or be continuing). If no successor to the Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Agent may, on behalf of the Lenders and after consulting with the Lenders and Borrower, appoint a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. If no successor to the Agent has accepted appointment as Agent by the thirtieth (30th) day following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided for hereinabove.

     12.10 Collateral Matters.

          (A) The Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

          (B) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition that may be expressly permitted hereunder or under any other Credit Document, or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (B).

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                                  ARTICLE XIII.

13.  MISCELLANEOUS

     13.1 Fees and Expenses. Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to (i) pay upon demand all out-of-pocket costs and expenses of the Agent (including, without limitation, the fees and expenses of counsel to the Agent, but subject in any event to the provisions of the commitment letter from SouthTrust to Borrower dated April 12,
2001) in connection with (x) the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and (y) any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto; (ii) pay upon demand all out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the out-of-pocket fees and expenses of counsel to the Agent or any Lender) in connection with a Default, including all such costs and expenses incurred with respect to any refinancing or restructuring of the credit arrangement provided under this Agreement (whether in the nature of a "work-out," in any Bankruptcy proceeding or otherwise and whether or not consummated), and the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any Bankruptcy proceeding) or otherwise; and (iii) pay and hold harmless the Agent and each Lender from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents (other than any transfer, stamp or similar taxes that may be payable in connection with the transfer of any Loans or Notes pursuant to an Assignment and Acceptance).

     13.2 Indemnification. Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Indemnified Lender Persons from and against any and all Indemnified Losses (including all Default Costs) of any kind or nature whatsoever, whether direct, indirect or consequential, that may at any time be imposed on, incurred by or asserted against any such Indemnified Lender Person as a result of, arising from or in any way relating to (i) an Event of Default (which indemnification is in addition to, and not in derogation of, any statutory, equitable, or common law right or remedy the Lender Parties may have for breach of representation, warranty, statement or covenant or otherwise may have under any of the Credit Documents); and (ii) the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified under this Section 13.2 for any Indemnified Losses to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Losses


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of any Indemnified Lender Person shall be paid or reimbursed by Borrower, as and when incurred and upon demand and shall survive the termination of this Agreement.

     13.3 Governing Law; Consent to Jurisdictions. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, ALABAMA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE
DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF ALABAMA (WITHOUT REGARD TO THE CONFLICTS OF THE LAW PROVISIONS THEREOF). BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN JEFFERSON COUNTY, ALABAMA OR ANY FEDERAL COURT LOCATED WITHIN THE NORTHERN DISTRICT, SOUTHERN DIVISION OF THE STATE OF ALABAMA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT OR ANY LENDER OR BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR BORROWER. BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH
HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

The parties hereto agree that this Agreement and the other Credit Documents have been and will be made and entered into within the State of Alabama and that the


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Loans and the other transactions  contemplated  hereby and thereby have been and will be made and consummated in the State of Alabama.

     13.4 Arbitration; Preservation and Limitation of Remedies.

          (A) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among Borrower, its Subsidiaries, the Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and the Federal Arbitration Act, Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to any Hedge Agreement. The parties do not waive applicable federal or state substantive Law except as provided herein.

          (B) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary Bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree


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that no party shall have a remedy of punitive or exemplary  damages  against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that is has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. The Parties acknowledge that by agreeing to binding arbitration they have irrevocably waived any right they may have to a jury trial with regard to a Dispute.

     13.5 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

if to Borrower:         Movie Gallery, Inc.
                        900 West Main Street
                        Dothan, Alabama 36301
                        Attention: J. Steven Roy
                        Fax: (334) 677-2140

with a copy to:         Movie Gallery, Inc.
                        900 West Main Street
                        Dothan, Alabama 36301
                        Attention: S. Page Todd, Esq.
                        Fax No. (334) 702-0509

if to Agent:            SouthTrust Bank
                        P.O. Box 2554
                        Birmingham, Alabama 35290
                        Attention: Corporate Banking Department
                        Fax No. (205) 254-5911

and with a copy to:     Ray D. Gibbons, Esq.
                        Gordon, Silberman, Wiggins & Childs, P.C.
                        1400 SouthTrust Tower
                        Birmingham, Alabama 35203
                        Fax No. (205) 254-1500

if to any Lender, to it at the address for notices set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address for notices set forth in its Assignment and Acceptance), with a copy to the Agent;

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered


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to the  cable  company,  respectively,  or (iii)  if  delivered  by  hand,  upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

     13.6 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

          (A) unless agreed to by each Lender holding or owed Obligations directly affected thereby, (i) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations (other than fees payable to the Agent for its own account), or (ii) extend any date (including the Revolving Loan Maturity Date) fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 5.4) during the continuance of an Event of Default), any fees (other than fees payable to the Agent for its own account) or any other Obligations;

          (B) unless agreed to by all of the Lenders, (i) increase or extend the Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase or extension), (ii) change the percentage of the Commitments, or the percentage of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take or approve, any action hereunder (including as set forth in the definition of "Required Lenders"),
(iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral, or (iv) change any provision of this Section 13.6; and

          (C) unless agreed to by the Issuing Lender, the Swing Line Lender or the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender, the Swing Line Lender or the Agent, as applicable, hereunder or under any of the other Credit Documents;

and provided further that the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     13.7 Assignments, Participations.

          (A) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) any such assignment (other than an assignment to a Lender or any Affiliate of a Lender) shall not be made without the prior written consent of the Agent, the Issuing Lender and Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld,


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(ii) each such  assignment  by a Lender shall be made in such manner so that the same portion of its Commitment, Loans, Note or Notes and participations in Letters of Credit is assigned to the relevant Assignee (provided that the Swing Line Lender may assign all (but not less than all) of the Swing Line Loan Commitment, the Swing Line Loan and the Swing Line Note without the necessity of assigning a corresponding portion of its Commitment, Revolving Loans and Revolving Note), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assignment to a Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the entire Commitment of such Lender immediately prior to such assignment or (z) $5,000,000, and, in the case of the Swing Line Lender, shall not be less than the entire Swing Line Loan Commitment, and (iv) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto, and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and the other parties hereto as if set forth at length herein.

          (B) The Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a Register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

          (C) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee or counterexecuted by Borrower (if required) and the Issuing Lender, together with any Note or Notes subject to such assignment and the processing fee referred to in subsection (A) above, the Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register, and (iii) give notice thereof to Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, Borrower will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Assignee in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Loans and/or Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an aggregate principal amount equal to the principal amount of the Commitment (or, if the Commitments have been terminated, the principal amount of the Loans) retained by it hereunder. Such new Note or Notes shall be dated the date of the replaced Note or Notes and shall otherwise be in substantially the form of the Notes delivered at Closing, as applicable. The Agent will return cancelled Notes to Borrower.

          (D) Each Lender may, without the consent of Borrower, the Agent or any other Lender, sell to one or more other Persons (each, a "Participant")
participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of, or rate of interest on, any Loan, or reduce or forgive any fees or other Obligations, (y) extend any date (including the Revolving Loan Maturity Date) fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 5.7, 5.11, 5.12 and 11.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

          (E) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

          (F) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 13.13.

          (G) As used in this Section 13.7, the terms "Commitments" and "Commitment" shall include the Swing Line Loan Commitment in the case of the Swing Line Lender.

     13.8 No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of Borrower and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     13.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders, and (ii) any Assignees shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 13.7.

     13.10 Survival. All representations, warranties and agreements made by or on behalf of Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable Law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 5.7, 5.11, 5.12, 12.7, 13.1 and 13.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     13.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable Law of any Jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such Jurisdiction, without prohibiting or invalidating such provision in any other Jurisdiction or the remaining provisions of this Agreement in any Jurisdiction.

     13.12 Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     13.13 Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement, and (vi) pursuant to and in accordance with the provisions of Section 13.7(F).

     13.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent and Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

     13.15 Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING THE COMMITMENT LETTER FROM SOUTHTRUST TO BORROWER DATED APRIL 12, 2001 (EXCEPT AS SPECIFICALLY OTHERWISE PROVIDED THEREIN AS TO CERTAIN PROVISIONS THAT SHALL SURVIVE THE EXECUTION OF THIS AGREEMENT), BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


                               MOVIE GALLERY, INC.


                               By:/s/ S. Page Todd
                                  -----------------------------------
                                  S. Page Todd, Senior Vice President



STATE OF ALABAMA
COUNTY OF JEFFERSON

          I, the undersigned, a Notary Public in and for said County in said State, hereby certify that S. Page Todd, whose name as Senior Vice President of Movie Gallery, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

          Given under my hand and official seal, this the 27th day of June, 2001.


                               /s/ Elizabeth A. Carnig
                               ------------------------------------------(SEAL)
                               Notary Public
                               My Commission Expires: 1/10/2005

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


Commitment: $25,000,000        SOUTHTRUST  BANK,  as Agent,  as Issuing  Lender,
                               as Swing Line Lender, and as a Revolving Loan
                               Lender


                               By:/s/ W. Spencer Ragland
                                  ----------------------
                               Its: Vice President


STATE OF ALABAMA
COUNTY OF JEFFERSON

          I, the undersigned, a Notary Public in and for said County in said State, hereby certify that W. Spencer Ragland, whose name as Vice President of SouthTrust Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

          Given under my hand and official seal, this the 27th day of June, 2001.

                               /s/ Elizabeth A. Carnig
                               ------------------------------------------(SEAL)
                               Notary Public
                               My Commission Expires: 1/10/2005


Address for Notices (as Issuing Lender,       Lending Office:
Swing Line Lender, and a Revolving Loan
Lender):

SouthTrust Bank                               SouthTrust Bank
P.O. Box 2554                                 P.O. Box 2554
Birmingham, Alabama 35290                     Birmingham, Alabama 35290
Attention: Corporate Banking Dept.            Attention: Corporate Banking Dept.
Telephone: (205) 254-4521                     Telephone: (205) 254-4521
Facsimile: (205) 254-5911                     Facsimile: (205) 254-5911

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


Commitment: $20,000,000        FIRSTAR BANK, N.A., as a Revolving Loan Lender


                               By:/s/ Gregory L. Dryden
                                  ----------------------
                               Its:  Vice President


STATE OF MISSOURI

CITY OF ST. LOUIS


          I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Gregory L. Dryden, whose name as Vice President of Firstar Bank, N.A., a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking association.

          Given under my hand and official seal, this the 25th day of June, 2001.


                               /s/ Rebecca L. Matthews
                               ------------------------------------------(SEAL)
                               Notary Public
                               My Commission Expires:  March 10, 2003



Address for Notices:                           Lending Office:

Firstar Bank, N.A.                             Firstar Bank, N.A.
One Firstar Plaza                              One Firstar Plaza
Twelfth Floor                                  Twelfth Floor
St. Louis, Missouri 63101                      St. Louis, Missouri 63101
Attention: Mr. Greg Dryden                     Attention: Mr. Greg Dryden
Telephone: 314-418-3983                        Telephone: 314-418-3983
Facsimile: 314-418-3859                        Facsimile: 314-418-3859

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


Commitment: $10,000,000        REGIONS BANK, as a Revolving Loan Lender


                               By:/s/ Sam Prudhomme
                                  --------------------------
                               Its: Assistant Vice President

STATE OF ALABAMA

COUNTY OF JEFFERSON


          I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Sam Prudhomme, whose name as Asst. Vice President of Regions Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

          Given under my hand and official seal, this the 26th day of June, 2001.


                               Janilla W. Mozley
                               ------------------------------------------(SEAL)
                               Notary Public
                               My Commission Expires:  March 27, 2004


Address for Notices:                      Lending Office:

Regions Bank                              Regions Bank
417 North 20th Street, 15th Floor         417 North 20th Street, 15th Floor
Birmingham, Alabama 35203                 Birmingham, Alabama 35203
Attention:  Sam Prudhomme                 Attention: Sam Prudhomme
Telephone: 205-326-7025                   Telephone: (205) 326-7025
Facsimile: 205-326-7788                   Facsimile: (205) 326-7788

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


Commitment: $10,000,000        COMPASS BANK, as a Revolving Loan Lender

                               By:/s/ Jason F. Baldwin
                                  -----------------------------
                                  Its: Assistant Vice President


STATE OF ALABAMA

COUNTY OF HOUSTON


          I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Jason F. Baldwin, whose name as Assistant Vice President of Compass Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

          Given under my hand and official seal, this the 25th day of June, 2001.


                               /s/ Joy Marci Kirkland
                               ------------------------------------------(SEAL)
                               Notary Public
                               My Commission Expires: 2/2/2002


Address for Notices:                           Lending Office:

Compass Bank                                   Compass Bank
1263 West Main                                 1263 West Main
Dothan, Alabama 36301                          Dothan, Alabama 36301
Attention: Jason Baldwin                       Attention: Jason Baldwin
Telephone: 334-712-7021                        Telephone: 334-712-7021
Facsimile: 334-712-7032                        Facsimile: 334-712-7032

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to that certain Credit Agreement dated as of June 27, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Movie Gallery, Inc. (the "Borrower"), the Agent and the other Lender Parties (both as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Documents or any other instrument or document furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower Party or any Lender Party or the performance or observance by any Borrower Party or any Lender Party of any of its obligations under any Credit Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with such financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit

Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party.

          4. Following the execution of this Assignment and Acceptance, this document will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of Alabama.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

[NAME OF ASSIGNOR], as Assignor             [NAME OF ASSIGNEE], as Assignee

By:                                         By:
   ----------------------------             -------------------------------
Title:                                      Title:
Dated: ___________, 20__                    Dated: ___________, 20__

Accepted and Approved this ____
day of ___________, 20__

[NAME OF AGENT]

By:
   ----------------------------
Title:
      -------------------------
Dated: ___________, 20__

                                   SCHEDULE 1
                                       to
                           ASSIGNMENT AND ACCEPTANCE


A. Assignor's Credit Percentage before assignment                   __________%
B. Assignor's Credit Percentage being assigned                      __________%
C. Assignor's Credit Percentage remaining after assignment          __________%

Note: The sum of B and C must total A.


A. Aggregate outstanding Advances of Assignor before assignment     $__________
B. Aggregate outstanding Advances of Assignor after assignment      $__________
C. Aggregate outstanding Advances of Assignee after assignment      $__________


A. Maximum principal amount of Revolving Note
   payable to Assignor before assignment                            $__________
B. Maximum principal amount of Revolving Note
   payable to Assignor after assignment                             $__________
C. Maximum principal amount of Revolving Note
   payable to Assignee after assignment                             $__________



[NAME OF ASSIGNOR], as Assignor             [NAME OF ASSIGNEE], as Assignee

By:                                         By:
   ----------------------------             -------------------------------
Title:                                      Title:
Dated: ___________, 20__                    Dated: ___________, 20__

Accepted and Approved this ____
day of ___________, 20__

[NAME OF AGENT]

By:
   ----------------------------
Title:
      -------------------------
Dated: ___________, 20__

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:  SouthTrust Bank
     P.O. Box 2554
     Birmingham, Alabama  35290
     Attention: Corporate Banking Department

     Reference is made to that certain Credit Agreement dated as of June 27, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Movie Gallery, Inc. (the "Borrower"), the Agent and the other Lender Parties (both as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meaning.

A. Set forth below (and on the attached covenant compliance worksheets) is the financial data and computation evidencing Borrower's compliance with the financial covenants set forth in the Credit Agreement.


(1) Leverage Ratio                                 -------------------------- 1

(2) Interest Coverage Ratio                        -------------------------- 2

(3) Fixed Charge Coverage                          -------------------------- 3

(4) Net Worth                                      -------------------------- 4

(5) Permitted Acquisitions                         -------------------------- 5

B. Attached hereto are copies of the financial statements required under Section
8.1 of the Credit Agreement.
-------------
1 Requirement-Not more than 2.5 to 1.0 through 1/6/2002 and 2.0 to 1.0 thereafter.
2 Requirement - Not less than 3.5 to 1.0 through 1/6/2002 and 4.0 to 1.0 thereafter.
3  Requirement - Not less thatn 1.05 to 1.0.
4 Requirement - $125,000,000 plus 75% of Net Income per quarter, plus 100% of increases in capital, less 100% of stock repurchases, but not less than $109,000,000.
5 Requirement- Limited to $15,000,000 cash and $35,000,000 total during each trailing Reference Period.

C. The undersigned is the chief financial officer of the Borrower, and hereby certifies that the information contained herein and attached hereto is true and correct, and that I have individually reviewed the provisions of the Credit Agreement and the activities of the Borrower and its Subsidiaries through the period covered by this report with a view to determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement, and to the best of my knowledge, the Borrower has observed and performed each and every undertaking contained in the Credit Agreement, there has occurred no Material Adverse Change since the date of the Credit Agreement, and there does not exist on the date hereof a Default, except as follows:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     Executed this ______ day of __________________, 20__.



                                  ---------------------------------------------
                                  Print Name:
                                            -----------------------------------

                                  ATTACHMENT A

                          COVENANT COMPLIANCE WORKSHEET


1        Leverage Ratio 1(1)
         (Section 9.1 of the Credit Agreement)

(1)  Funded Debt

     (a) Aggregate amount of Funded Debt                           $__________

     (b) Less cash and Cash Equivalents in excess of
         $1,500,000                                               ($__________)

     (c) Funded Debt                                               $__________
         Subtract line 1(b) from line 1(a))

(2)  Operating Cash Flow (2)

     (a) Net Income                                                $__________

     (b) Interest Expense, Income Tax Expense,                     $__________
         Depreciation Expense, Amortization Expense and Extraordinary Losses and Other Non-Cash
         Expenses and Charges reducing income

     (c) Less Extraordinary Receipts                              ($__________)

     (d) Less Extraordinary Gains and other                       ($__________)
         Non-Cash Credits increasing income

     (e) Less Rental Inventory purchases                          ($__________)
         (other than New Retail Store Rental
         Inventory purchases)

     (f) Operating Cash Flow                                       $__________
         (Total of 2(a) through 2(e))

(3)  Ratio of Funded Debt to Operating Cash Flow:                   __________
     (Divide Line 1(c) by Line 2(f))

2    Interest Coverage Ratio 3                        Not less than ____ to 1.0

--------------

         1 Ratio of Funded Debt to Operating Cash Flow.

         2 Excluding results from operations sold after the first day of the applicable Trailing Reference Period and including (with the consent of the Agent) the operations of a Permitted Acquisition if the Acquisition Amount exceeds $5,000,000.

         3 Ratio of Operating Cash Flow to Interest Expense.

(1)  Operating Cash Flow 4                                         $__________

(2)  Interest Expense                                              $__________

(3)  Interest Coverage Ratio                                        __________
     (Divide Line 1 by Line 2)

3    Fixed Charge Coverage 5
     (Section 9.3 of the Credit Agreement)

(1)  Operating Cash Flow plus Lease Expense

     (a) Operating Cash Flow 6                                     $__________

     (b) Lease Expense                                             $__________

     (c) Operating Cash Flow plus Lease Expense                    $__________
        (Total of 1(a) plus 1(b))

(2)  Interest Expense, Lease Expense, Income Tax
     Expense, and Principal Payments of Funded Debt

     (a) Interest Expense                                          $__________

     (b) Lease Expenses                                            $__________

     (c) Income Tax Expense                                        $__________

     (d) Principal Payments of Funded Debt                         $__________

     (e) Interest Expense, Lease Expense, Income Tax               $__________
         Expense, and Principal Payments of Funded Debt
         (Total of 2(a) through 2(d))

(3)  Fixed Charge Coverage                                          __________
     (Divide Line 1(c) by Line 2(e))

4    Net Worth 7
     (Section 9.4 of the Credit Agreement):

--------------

         4 Refer to Leverage Ratio for Detail of computation of Operating Cash Flow.
         5 Ratio ofOperating Cash Flow plus Lease Expense to Interest Expense, Lease Expense, Income Tax Expense and principal payments of Funded Debt.
         6 Refer to Leverage Ratio for detail of computation of Operating Cash Flow.
         7 Excess of total Assets over total Liabilities, plus Subordinated Indebtedness.

(1)  Base Net Worth Requirement                                    $125,000,000

(2)  Net Income for each fiscal quarter (if positive)
     ending after April 1, 2001, multiplied by 75%                 $__________

(3)  Aggregate amount of all increases in the stated               $__________
     capital and additional paid-in capital accounts resulting from the issuance of Equity Interests after December 31, 2000

(4)  Less aggregate amount of stock repurchases effected          ($__________)
     by the Borrower after December 31, 2000

(5)  Required Net Worth:                                           $__________
     (Total of (1), (2) (3), less (4))

(6)  Actual Net Worth as of measurement date                       $__________

5    Permitted Acquisitions8                     Not greater than the following:

(1)  Cash Limitation:

     (a) Maximum permitted Acquisition Amounts (to
         the extent paid or payable in cash) for all
         Acquisitions consummated during the
         applicable Trailing Reference Period                      $__________

     (b) Actual Acquisition Amounts (to the extent
         paid or payable in cash) for all Acquisitions
         consummated during the applicable Trailing
         Reference Period                                          $__________

(2)  Aggregate Limitation:

     (a) Maximum permitted Acquisition Amounts
         (regardless of the form of consideration)
         for all Acquisitions consummated during the
         applicable Trailing Reference Period                      $__________

     (b) Actual Acquisition Amounts (regardless of
         the form of consideration) for all
         Acquisitions consummated during the
         applicable Trailing Reference Period                      $__________

--------------

         8 As defined in the Credit Agreement.

                                    EXHIBIT C

                              LENDERS' COMMITMENTS


            SouthTrust                                $25,000,000
            Firstar Bank, N.A.                         20,000,000
            Regions Bank                               10,000,000
            Compass Bank                               10,000,000

                                  SCHEDULE 7.6

                           TAX AUDITS AND EXAMINATIONS

M.G.A., Inc. is currently under audit by the Florida Department of Revenue. The focus of the audit concerns the Florida sales and use taxes for the period 12/01/95 through 12/31/2000. The use tax portion of the audit has been completed successfully with zero discrepancies. The sales tax portion has not been finalized as the company is still gathering information for the state. The only potential exposure will be some additional tax due as a result of an effective tax rate higher than the flat tax rate. We expect that any additional tax due will be minimal compared to what the company remits on a monthly basis.

M.G.A., Inc. has been recently notified by the Georgia Department of Revenue of an impending Sales and Use tax audit. The audit is set to begin July 9, 2001. The audit will cover a three (3) year period.

There are no other audits in progress or pending for Movie Gallery, Inc. or any of its subsidiaries.

                                  SCHEDULE 7.7

                      BORROWER'S SUBSIDIARIES AND OWNERSHIP

                        State of Incorporation/  Percentage   Type of
Name of Entity              Organization         Ownership    Security
--------------          ----------------------   ----------   --------

M.G.A., Inc.                    Delaware              100%    Common Stock
MovieGallery.com, Inc.          Delaware              100%    Common Stock
Movie Gallery Finance, Inc.     Delaware              100%    Common Stock
*Movie Gallery No. 1, LLC       Delaware              100%    Ownership Interest
*Movie Gallery No. 2, LLC       Delaware              100%    Ownership Interest

*Immaterial Subsidiaries

                                  SCHEDULE 7.14

                              ENVIRONMENTAL MATTERS


                                      NONE

                                  SCHEDULE 7.17

                               INSURANCE POLICIES

General Liability, Automobile Liability, Excess Liability, Workers Compensation and Employers Liability and Personal Property (See Attached Certificate of Insurance)

Directors, Officers and Corporate Liability (See Attached Coverage Summary)

Aircraft Liability and Aircraft Hull (See Attached Certificate of Insurance)

                                  SCHEDULE 10.2

                             PERMITTED INDEBTEDNESS

                                      NONE

                                  SCHEDULE 10.3

                                 PERMITTED LIENS

                                      NONE

                                  SCHEDULE 10.5

                              PERMITTED INVESTMENTS

Video  Update,  Inc.
--------------------
In connection with the proposed acquisition of Video Update, Inc., Borrower and Movie Gallery No. 1, LLC have acquired approximately 92% of Video Update's senior secured bank debt. The bank debt, which has a face value of approximately $111.3 million, was purchased for the sum of $8.5 million. Borrower is also providing additional financing to Video Update for its working capital needs under a $5 million debtor-in-possession credit facility.

Echo, LLC, d/b/a Xpresss Source
-------------------------------
Echo, LLC is an Alabama limited liability company in which M.G.A., Inc. owns a 33 1/3% ownership interest. Echo is in the wholesale business products and janitorial supply business, and it provides Borrower and its subsidiaries with various products. M.G.A. provides financing to Echo for its working capital needs under a $250,000 revolving credit facility.

                                  SCHEDULE 10.7

                     PERMITTED TRANSACTIONS WITH AFFILIATES

                                      NONE

                                 SCHEDULE 10.10

                                 FISCAL PERIODS

             2001 Fiscal Year     2002 Fiscal Year    2003 Fiscal Year     2004 Fiscal Year
Period 1      1/1/01 - 2/4/01     1/7/02 - 2/10/02     1/6/03 - 2/9/03     1/5/04 - 2/8/04
Period 2      2/5/01 - 3/4/01    2/11/02 - 3/10/02    2/10/03 - 3/9/03     2/9/04 - 3/7/04
Period 3      3/5/01 - 4/1/01    3/11/02 - 4/7/02     3/10/03 - 4/6/03     3/8/04 - 4/4/04
Period 4      4/2/01 - 5/6/01     4/8/02 - 5/12/02     4/7/03 - 5/11/03    4/5/04 - 5/9/04
Period 5      5/7/01 - 6/3/01    5/13/02 - 6/9/02     5/12/03 - 6/8/03    5/10/04 - 6/6/04
Period 6      6/4/01 - 7/1/01    6/10/02 - 7/7/02      6/9/03 - 7/6/03     6/7/04 - 7/4/04
Period 7      7/2/01 - 8/5/01     7/8/02 - 8/11/02     7/7/03 - 8/10/03    7/5/04 - 8/8/04
Period 8      8/6/01 - 9/2/01    8/12/02 - 9/8/02     8/11/03 - 9/7/03     8/9/04 - 9/5/04
Period 9      9/3/01 - 9/30/01    9/9/02 - 10/6/02     9/8/03 - 10/5/03    9/6/04 - 10/3/04
Period 10    10/1/01 - 11/4/01   10/7/02 - 11/10/02   10/6/03 - 11/9/03   10/4/04 - 11/7/04
Period 11    11/5/01 - 12/2/01  11/11/02 - 12/8/02   11/10/03 - 12/7/03   11/8/04 - 12/5/04
Period 12    12/3/01 - 1/6/02    12/9/02 - 1/5/03     12/8/03 - 1/4/04    12/6/04 - 1/2/05
